UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.)

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to 240.14a-12

PLATO LEARNING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Stockholders:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of PLATO Learning, Inc., (the “Company”), a Delaware corporation, at 2:30 p.m. (CT) on Friday, April 23, 2010, at our corporate headquarters, 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be transacted at the meeting.

We are pleased to be using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet.  As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this Proxy Statement and our 2009 Annual Report.  The notice contains instructions on how to access those documents over the Internet.  The notice also contains instructions on how to obtain a paper copy of our proxy materials, including this Proxy Statement, our 2009 Annual Report and a form of proxy card or voting instruction card.  All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.  We believe that this process is preferred by a majority of our stockholders, reduces the cost of printing and distributing our proxy materials and conserves natural resources.

At last year’s Annual Meeting over 95% of the outstanding shares were represented.  It is important that your shares be represented whether or not you are personally able to attend the meeting.  Regardless of the number of shares you own, your vote is important.  You may vote by proxy over the Internet or by telephone, or if you received paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card.  Voting via Internet, telephone or proxy card in advance will not limit your right to vote in person or to attend the Annual Meeting.

The continuing interest of the stockholders in our business is gratefully acknowledged and we look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ Vincent P. Riera
Vincent P. Riera
President and Chief Executive Officer
February 26, 2010

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN  55437

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2010
To Our Stockholders:

The Annual Meeting of Stockholders of PLATO Learning, Inc. (the “Company”) will be held at 2:30 p.m. (CT) on Friday, April 23, 2010, at our corporate headquarters, 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, for the purpose of considering and voting on the following matters:

1.	To elect three directors to the Board of Directors.

2.
To approve our 1993 Employee Stock Purchase Plan, as amended, and to increase the aggregate number of shares authorized for issuance thereunder by Two Hundred Fifty Thousand (250,000) shares to a total of Seven Hundred Thousand (700,000) shares.

3.
To approve our 2006 Stock Incentive Plan, as amended, to increase the aggregate number of full value shares authorized for issuance thereunder by Three Hundred Seventy-Five Thousand (375,000) shares to a total of One Million One Hundred Twenty-Five Thousand (1,125,000) shares.

4.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 22, 2010 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement.  Whether or not you plan to attend the Annual Meeting in person, you are urged to vote by Internet, telephone or if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or the voting instruction card.  If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

To vote by Internet, please access the website, www.proxyvote.com.  Have your proxy card in hand when you access the web site and follow the instructions.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (ET) on April 22, 2010.

To vote by touch tone telephone, please call 1-800-690-6903.  Please have your proxy card in hand when you call and then follow the instructions.  You may vote by telephone at any time until 11:59 p.m. (ET) on April 22, 2010.

To vote by mail, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, PLATO Learning, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  If you vote by Internet or telephone please do not mail a Proxy Card.

BY THE ORDER OF THE BOARD OF DIRECTORS,
/s/ Robert J. Rueckl
Robert J. Rueckl
Corporate Secretary
February 26, 2010

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN  55437

PROXY STATEMENT
Annual Meeting and Proxy Solicitation Information

This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on Friday, April 23, 2010 at 2:30 p.m. (CT) at our corporate headquarters, 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

If you plan to attend the meeting in person and you hold your shares directly in your name, you may be asked to present a form of personal identification in order to be admitted to the meeting.  You have the right to vote your shares in advance of the meeting or in person at the meeting.  If your shares are held in street name by a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement.  You have the right to direct your bank, broker or other holder of record on how to vote your shares in advance of the meeting.

Electronic Notice and Mailing

Pursuant to the rules promulgated by the U.S. Securities and Exchange Commission, the Company has made our proxy materials available to you on the Internet or by delivering paper copies of these materials to you by mail.  Accordingly, the Company will mail a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to our beneficial owners on or about March 12, 2010.  On the date of the mailing of the Notice of Internet Availability and for a period of one year, all beneficial owners will have the ability to access all of the proxy materials at www.proxyvote.com.

The proxy materials include:

•	Our proxy statement for the Annual Meeting; and
•	Our 2009 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

The Notice of Internet Availability:

•	Identifies the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter;
•	Contains instructions on how to view our proxy materials for the Annual Meeting on the Internet;

•	Contains instructions on how to vote using the Internet, phone, mail or in person; and
•	Includes a toll-free number, an email address and a website where beneficial owners can request a paper or email copy of our proxy materials.

Who Can Vote

Only the holders of our common stock whose names appear of record on our books at the close of business on February 22, 2010 (the “Record Date”) are entitled to vote at the Annual Meeting.  At the close of business on the Record Date, a total of 24,410,861 shares of common stock were outstanding.  Each holder of common stock is entitled to one vote for each share held.  Stockholders do not have the right to vote cumulatively as to any matter.  A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum.

Voting

Votes cast by Internet, telephone, proxy or in person at the Annual Meeting will be tabulated by the inspectors of election we have appointed for the Annual Meeting, and the number of stockholders present in person and by proxy will determine whether or not a quorum is present.

If a broker, bank, custodian, nominee or other record holder of our common stock indicates on the proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will be counted as present in determining whether we have a quorum.  However, broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

A stockholder may, with respect to Proposal 1 (the election of directors), (i) vote “FOR” the election of all named director nominees, (ii) “WITHHOLD” authority to vote for all named director nominees, or (iii) vote “FOR” the election of all named director nominees except any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card.  If no direction is given as to how shares should be voted and the shares are held by a broker, bank, custodian or other nominee (i.e., in “street name”), the proxy will not be voted with respect to Proposal 1 and will not affect the outcome of the election of the three directors.  If shares are not held in street name and no direction is made in a signed proxy, the proxy will be voted “FOR” the election of all named director nominees.  The three director nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

A stockholder may, with respect to Proposal 2 (amendment of the 1993 Employee Stock Purchase Plan), Proposal 3 (amendment of the 2006 Stock Incentive Plan), and Proposal 4 (ratification of the selection of Grant Thornton as our independent registered public accountants for 2010), (i) vote “FOR” such proposals, (ii) vote “AGAINST” such proposals, or (iii) “ABSTAIN” from voting on such proposals.  Abstentions are not counted as votes “FOR” or “AGAINST” a proposal, but are counted in determining the number of shares present or represented and entitled to vote on a proposal.  Therefore, since approval of Proposals 2, 3 and 4 require a vote “FOR” a majority of the shares present or represented and entitled to vote, abstentions have the same effect as a vote “AGAINST” these proposals.  If no direction is made in a signed proxy, the proxy will be voted “FOR” Proposals 2, 3 and 4.  However, if shares are held in street name and no instructions are given as to how the shares should be voted the shares will not be voted with respect to Proposals 2 and 3.

A stockholder may revoke his or her proxy voting instructions at any time before it is voted by delivering to the Secretary of the Company a written notice of termination of the proxy’s authority, by filing with an officer of the Company another proxy bearing a later date before the Annual Meeting, or by appearing and voting at the Annual Meeting.  Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Other

We will pay any expenses in connection with the solicitation of proxies.  Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone, telecommunications, or personal calls.

Our 2009 Annual Report to Stockholders and our Annual Report on Form 10-K, including financial statements, are made available free of charge on our website http://www.plato.com/proxy/2009.html, as well as the Securities and Exchange Commission’s website (www.sec.gov).  Additional copies of our Annual Report on Form 10-K will be provided without charge upon written request directed to Investor Relations, PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

Securities and Exchange Commission rules allow us to deliver a single copy of an Annual Report on Form 10-K and proxy statement to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.  We believe this rule benefits both you and the Company, by eliminating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs.  Each stockholder will continue to receive a separate proxy card or voting instruction card.  If a bank, broker or other holder of record holds your shares you may continue to receive some duplicate mailings.

Promptly upon written or oral request to Investor Relations, we will deliver a separate copy of an Annual Report on Form 10-K or proxy statement to a stockholder at a shared address to which a single copy of an Annual Report on Form 10-K and proxy statement was delivered.  In addition, if two or more stockholders sharing an address wish to request delivery of a single copy of an Annual Report on Form 10-K and proxy statement, they should contact Investor Relations.

STOCKHOLDER COMMUNICATION WITH THE BOARD

We do not have a formal procedure for stockholder communication with our Board of Directors.  In general, our Directors and Executive Officers are easily accessible by telephone, postal mail or electronic mail.  Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive Officer or Chief Financial Officer with a request to forward the same to the intended recipient.  Alternatively, stockholders can direct correspondence to the Board, or any of its members, in care of the Company at the Company address.  All such communications will be forwarded to the intended recipient unopened.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules.  To be included in next year’s proxy materials, stockholder proposals prepared in accordance with the proxy rules and our charter documents must be received by us no earlier than December 23, 2010 and no later than January 22, 2011.  Similarly, nominations by stockholders of candidates for election as directors must be received by us no earlier than December 23, 2010 and no later than January 22, 2011 to be considered timely in accordance with our charter documents.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents information provided to the Company, as of February 22, 2010, as to the beneficial ownership of our common stock by each person not affiliated with our directors or officers known to be the beneficial owner of more than 5% of our common stock.

	Amount and
	Nature of
	Beneficial	Ownership
Name and address of Beneficial Owner	Ownership (1)	Percentage (1)

Greenway Capital (2)	4,119,523	16.9%
300 Crescent Court, Ste. 1111
Dallas, TX 75201
Alexander Capital Advisors, LLC (3)	2,752,936	11.3%
11 Elm Street
New Canaan, CT 06840
Rutabaga Capital Management (4)	2,057,645	8.4%
64 Broad Street, 3rd Floor
Boston, MA 02109
Wells Fargo & Company (5)	1,702,176	7.0%
420 Montgomery Street
San Francisco, CA 94163
S Squared Technology LLC (6)	1,606,300	6.6%
515 Madison Avenue
New York, NY 10022
Dimensional Fund Advisors, Inc. (7)	1,355,376	5.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Security Investors, LLC (8)	1,338,370	5.5%
1 Security Benefit Place
Topeka, KS 66636

1)
Based on 24,410,861 shares of our common stock outstanding on February 22, 2010.  In accordance with SEC rules, percent of class is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding on the Record Date plus the number of shares subject to securities exercisable by that person or group within 60 days after the Record Date.

2)
Based on information in Schedule 13D dated February 10, 2009 and filed with the Securities and Exchange Commission, indicating that Greenway Capital is the beneficial owner of and possesses sole voting and dispositive power with respect to 4,119,523 shares.

3)
Based on information in Schedule 13G/A dated December 31, 2009 and filed with the Securities and Exchange Commission, indicating that Alexander Capital Advisors, LLC is the beneficial owner of and possesses sole dispositive power with respect to 2,752,936 shares and possesses sole voting power with respect to 1,361,200 shares.

4)
Based on information in Schedule 13G/A, dated December 31, 2009 and filed with the Securities and Exchange Commission, indicating that Rutabaga Capital Management is the beneficial owner of and possesses dispositive power with respect to  2,057,645 shares, sole voting power with respect to 1,245,913 shares and  shared voting power with respect to 811,732 shares.

5)
Based on information in Schedule 13G/A, dated December 31, 2009 and filed with the Securities and Exchange Commission, indicating that Wells Fargo & Company and related entities are the beneficial owners of 1,702,176 shares, possess sole voting power with respect to 1,658,917 shares and possess sole dispositive power with respect to 1,661,485 shares.

6)
Based on information in Schedule 13G/A, dated December 31, 2009 and filed with the Securities and Exchange Commission, indicating that S Squared Technology, LLC is the beneficial owner of, possesses sole voting and dispositive power with respect to 1,606,300 shares.

7)
Based on information in Schedule 13G/A, dated December 31, 2009 and filed with the Securities and Exchange Commission, indicating that Dimensional Fund Advisors, Inc. and related entities are the beneficial owners of and possesses sole dispositive power of 1,355,376 shares and possess sole voting power with respect to 1,345,494 shares.

8)
Based on information in Schedule 13G/A, dated December 31, 2009 and filed with the Securities and Exchange Commission, indicating that Security Investors, LLC is the beneficial owner and possesses sole investment and voting power with respect to 1,338,370 shares.

SECURITY OWNERSHIP OF DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

The following table presents information as of February 22, 2010 as to the beneficial ownership of our common stock by each director, each nominee for director, each named executive officer included in the Summary Compensation Table herein, and by all current directors and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial	Ownership
Name of Beneficial Owner	Ownership (1)	Percentage (1)

Stephen R. Becker (2)	4,145,523	17.0%
Matthew A. Drapkin (3)	4,155,523	17.0%
Susan E. Knight (4)	61,500	*
John G. Lewis (5)	32,500	*
James T. Lynn (6)	192,114	*
M. Lee Pelton (7)	59,000	*
Robert S. Peterkin (8)	48,000	*
Vincent P. Riera (9)	279,655	1.1%
Robert J. Rueckl (10)	165,130	*
John T. (Ted) Sanders (11)	115,500	*
David W. Smith (12)	275,969	1.1%

All Current Directors and Executive
Officers as a Group (11 individuals)	5,410,891	22.2%

1)
“Beneficial ownership” generally means any person who, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days.  Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of February 22, 2010 are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person.  The amounts and percentages are based upon 24,410,861 shares of our common stock outstanding as of February 22, 2010.  Restricted stock is included in the beneficial ownership amounts even though it may not be transferred.  An asterisk in the Ownership Percentage column indicates beneficial ownership of less than 1%.

2)
Includes 25,000 shares subject to exercisable options and 4,119,523 shares directly owned by SRB Greenway Opportunity Fund L.P., SRB Greenway Opportunity Fund (QP) L.P. and SRB Special Situations I L.P. (collectively, the “Greenway Funds”).  SRB Management L.P. is the general partner and investment manager of the Greenway Funds and has sole voting and dispositive power over the shares owned directly by the Greenway Funds.  BC Advisors, LLC is the general partner of SRB Management, L.P. and Mr. Becker and Mr. Drapkin are the managing members of BC Advisors.  Mr. Becker disclaims beneficial ownership of the shares owned directly by the Greenway Funds, except to the extent of his pecuniary interest therein.

3)
Includes 25,000 shares subject to exercisable options and 4,119,523 shares owned directly by SRB Greenway Opportunity Fund L.P., SRB Greenway Opportunity Fund (QP) L.P. and SRB Special Situations I L.P., SRB Management L.P. is the general partner and investment manager of each of these partnerships and has sole voting and disposition power over the securities.  BC Advisors, LLC is the general partner of SRB Management L.P. and Steven Becker and Matthew Drapkin are the managing members of BC Advisors.  Mr. Drapkin disclaims beneficial ownership of the shares owned directly by the Greenway Funds, except to the extent of his pecuniary interest therein.

4)	Includes 56,500 shares subject to exercisable options.
5)	Includes 26,500 shares subject to exercisable options.
6)	Mr. Lynn ceased to be an officer of the Company on July 10, 2009. Includes 153,200 shares subject to exercisable options.
7)	Includes 55,000 shares subject to exercisable options.
8)	Includes 45,000 shares subject to exercisable options.
9)	Includes 188,533 shares subject to exercisable options and 9,000 shares of restricted stock, of which 4,500 shares will vest and restrictions will lapse on each of 4/16/10 and 4/16/11.
10)	Includes 115,066 shares subject to exercisable options.
11)	Includes 82,500 shares subject to exercisable options.
12)	Includes 91,969 shares subject to shared dispositive power and 180,000 shares subject to exercisable options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission.  Executive officers, directors, and greater than 10% beneficial owners are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from our executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during our fiscal year ended October 31, 2009.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) currently consists of nine persons (each a “Director”) and is divided into three classes.  The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years.  Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled only by the vote of a majority of the Directors then in office provided that a quorum is present.  Any other vacancies may be filled by a majority of the Directors then in office, even if less than a quorum is present.  Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor.

The Directors up for election are elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares represented and entitled to vote in the election. Thus, assuming a quorum is present, the person or persons receiving the greatest number of votes “FOR” will be elected to serve as a member of the Board.  Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors.  If the nominee should be unable or unwilling to serve as a Director, an event that is not anticipated, the proxies will be voted for a substitute nominee designated by the Board.

The terms of the Class II Directors expire with this Annual Meeting of Stockholders.  Each of the nominees for Class II Director, if elected, will serve three years until the 2013 Annual Meeting of Stockholders or until a successor has been elected and qualified.  The current Class III Directors will continue in office until the 2011 Annual Meeting.  The current Class I Directors will continue in office until the 2012 Annual Meeting.

The following sets forth information as to the nominees for election and each of the Directors continuing in office.

Nominees for Election of Class II Directors to Serve Until the 2013 Annual Meeting

Matthew A. Drapkin, age 37, became a member of our Board of Directors in March 2009.  Mr. Drapkin has been a partner at Greenway Capital since December 2009.  Mr. Drapkin served as head of research, special situations, and private equity at ENSO Capital, a New York based hedge fund from March 2008 to October 2009.  From January 2003 to March 2008 Mr. Drapkin worked at MacAndrews & Forbes where he most recently served as the Senior Vice President, Corporate Development, responsible for sourcing, evaluating, and executing investment opportunities.  Prior to MacAndrews, Mr. Drapkin was the general manager of several Conde Nast interest sites and an investment banker at Goldman Sachs.

Susan E. Knight, age 55, became a member of our Board of Directors in September 2005.  Ms. Knight currently serves as Vice President and Chief Financial Officer, MTS Systems Corporation, a publicly held company.  Ms. Knight has served as Vice President and Chief Financial Officer of MTS Systems Corporation since October 2001.  Prior to that, Ms. Knight spent 24 years with Honeywell International in a variety of positions from general accounting manager to chief financial officer of the global Home and Building Controls division. Ms. Knight serves on the Board of Directors of SurModics, Inc.

David W. Smith, age 65, became a member of our Board of Directors in April 2004.  Mr. Smith is Chairman of the Board of PLATO Learning, Inc.  Mr. Smith served as Executive Chairman of the Board of PLATO Learning, Inc. from March 2005 to June 2007, at which time he ceased to be an employee of the Company.  Previously, he was interim President and Chief Executive Officer of PLATO Learning, Inc. from November 2004 to February 2005, prior to which he served as a Business Consultant.  From September 2000 to December 2002, Mr. Smith was Chief Executive Officer of NCS Pearson, a provider of products, services, and technologies to customers in education, government, and business.  He also served as President of the NCS Assessment and Testing Services from April 1988 to September 2000.  Prior to NCS, Mr. Smith was a publisher of professional, technical, and scholarly books and materials as a senior executive with McGraw Hill Corporation’s Training Systems and College Divisions from 1984 to 1988. Mr. Smith serves on the Board of Directors of Capella Education Company (CPLA).

The Board of Directors recommends that stockholders vote “FOR” the nominees in Proposal 1.  Unless otherwise indicated, proxies solicited by the Board will be voted for the Class II nominees for the Board of Directors named above.

OTHER DIRECTORS CONTINUING IN OFFICE

Class III Directors Continuing in Office -- Serving Until 2011 Annual Meeting

John G. Lewis, age 44, became a member of our Board of Directors in September 2008.  Mr. Lewis has been Chief Financial Officer of Help/Systems, a worldwide provider of IT Automation and Security Software, since May 2009.   Mr. Lewis served as Principal of Highline Partners LLC, a business advisory service for middle-market technology businesses from March 2008 to May 2009.  Previously, Mr. Lewis was CEO of GeoLogic Solutions, Inc., a provider of fleet management systems to trucking companies, from January 2005 until March 2008.  Prior to that, Mr. Lewis was Chief Operating Officer and Chief Financial Officer of XATA Corporation, a provider of fleet management systems to large distribution companies, from January 2001 until January 2005.

Robert S. Peterkin, age 65, became a member of our Board of Directors in September 2006.  Dr. Peterkin is Director of the Urban Superintendents Program and Francis Keppel Senior Lecturer on Educational Policy and Administration at the Harvard Graduate School of Education.  Since 1991, Dr. Peterkin has led the Urban Superintendents Program at Harvard with the mission to help superintendents in urban schools elevate their political, managerial, and educational leadership skills and to drive qualitative change for teachers and learners. In 2003, Dr. Peterkin helped form and launch the Public Education Leadership Project, a collaborative initiative by the faculty of Harvard’s Business and Education Schools, to improve the administrative management and educational outcomes of urban school systems. Dr. Peterkin has written and lectured on equitable school choice, school governance, school desegregation, women and people of color in leadership, the achievement gap, and the impact of school reform on the achievement of African-American children.  Dr. Peterkin has focused entirely on education during his 43-year career and is one of our nation’s leading advocates for urban education reform.  Dr. Peterkin has been a teacher, administrator, and superintendent of Cambridge (Mass.), Boston (Mass.) and Milwaukee (Wis.) Public Schools. Dr. Peterkin serves on the Board of Directors of Cambridge Bancorp and Cambridge Trust Bank.

Vincent P. Riera, age 39, became a member of our Board of Directors in November 2008.  Mr. Riera has been President and Chief Executive Officer of PLATO Learning, Inc. since November 1, 2008.  Prior to that, he was Senior Vice President, Sales and Services of PLATO Learning, Inc. from September 2007 until November 2008, and Senior Vice President, K-12 Sales of PLATO Learning, Inc. from April 2007 until September 2007. Previously, Mr. Riera served as Vice President at Gateway, Inc., a manufacturer of computers and accessories, from September 2004 to April 2007 and as Vice President, Sales at Equant, Inc., a division of France Telecom, a global telecommunications company, from March 2000 to September 2004.

Class I Directors Continuing in Office -- Serving Until 2012 Annual Meeting

Steven R. Becker, age 43, became a member of our Board of Directors in March 2009.  Mr. Becker has served as Managing Partner and founder of Greenway Capital, a Dallas based small cap investment fund, since September 2004.  Greenway focuses primarily on investing in small public companies with a concentration in healthcare and technology businesses.  Prior to founding Greenway, Mr. Becker was a partner at the Special Situations Funds, a New York City based asset manager. Mr. Becker joined Special Situations in April 1997 and ran the Special Situations Private Equity Fund since its inception.  Prior to joining Special Situations, Mr. Becker was a part of the distressed debt and leveraged equities research team at Bankers Trust Securities.  He began his career at Manley Fuller Asset Management in New York as a small cap analyst. Mr. Becker serves on the Board of Directors of Strategic Diagnostics, Inc. (SDIX).

M. Lee Pelton, age 59, became a member of our Board of Directors in September 2005.  Dr. Pelton has served as President of Willamette University since July 1999.  Prior to that, Dr. Pelton served as Dean at Dartmouth College from 1991 to 1998 and at Colgate University from 1988 to 1991.  He currently serves as a member of several national education boards and committees, including the American Council on Education and the Harvard University Board of Overseers.  Dr. Pelton serves on the Board of Directors of Portland General Electric (PGE).

John T. (Ted) Sanders, age 68, became a member of our Board of Directors in September 2003.  Dr. Sanders has served as Chairman of Ellis University since May 2008.  Dr. Sanders previously served as Executive Chairman of the Cardean Learning Group from February 2005 through May 2008 and from September 2006 through August 2007, he was also Chief Executive Officer.  Previously, he served as President of the Education Commission of the States (“ECS”), an organization of states working on education policy, from February 2000 to January 2005.  Prior to joining ECS, Dr. Sanders was President of Southern Illinois University from July 1995 to February 2000.  His experience as an educator includes time as a classroom teacher, chief state school officer of Ohio, Illinois and Nevada, and acting U.S. Secretary of Education from 1990-1991.

For the remainder of this Proxy Statement, unless otherwise stated, the years 2009, 2008 and 2007 refer to our fiscal years ended October 31, 2009, 2008 and 2007, respectively.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held ten meetings in 2009 (including regularly scheduled and special meetings), and acted one time by written consent.  Also during 2009, the Audit Committee of the Board of Directors met five times, the Compensation Committee of the Board of Directors met nine times, the Nominating & Governance Committee of the Board of Directors met eleven times, and the Marketing Committee of the Board of Directors met three times.  All Directors attended or participated in at least 84% of the aggregate total number of meetings of the Board of Directors and committees of the board on which they served (during the periods that they served as a director in 2009), except Dr. Simmons, who attended 60%.  Regular attendance at meetings by the Directors is expected pending unforeseeable intervening circumstances.  We encourage each Director to attend the Annual Meeting and all of our Directors who served as a director at the time of our 2009 Annual Meeting of Stockholders were in attendance except Mr. Becker and Mr. Drapkin.

In 2009, the outside Directors of the Board met five times in executive session where only outside Directors were present.  During three of those sessions, all outside Directors were present, during one of those sessions, all but two outside Directors were present and during one of those sessions, all but three outside Directors were present.

The Board of Directors has an Audit Committee, Compensation Committee, Nominating & Governance Committee, and Marketing Committee, all of which have adopted a written charter, copies of which are available on our website at www.plato.com/Investor-Relations/Corporate-Governance/Committee-Charters.aspx.

Below is a listing of the Board of Directors and their Committee memberships:

Director Name	Audit	Compensation	Nominating & Governance	Marketing
Stephen R. Becker (1)		X	X
Matthew A. Drapkin (2)	X
Joseph Duffy (3)
Ruth Greenstein (4)
Susan E. Knight	X*		X
John G. Lewis (5)	X	X*	X
M. Lee Pelton	X	X		X
Robert S. Peterkin			X	X*
Vincent P. Riera (6)
John T. (Ted) Sanders (7)		X	X*	X
Warren Simmons (8)
David W. Smith
FY 2009 Meetings	5	9	11	3

*Indicates Committee Chair

1)	Mr. Becker was elected to the Board of Directors and also became a member of the
Nominating & Governance Committee on March 18, 2009. He became a member of the
Compensation Committee on March 25, 2009.
2)	Mr. Drapkin was elected to the Board of Directors on March 18, 2009. He became a member of the Audit Committee on March 25, 2009.
3)	Mr. Duffy resigned from the Board of Directors and as Chair and a member of the
Compensation Committee and as a member of the Nominating & Governance Committee on
December 11, 2008.
4)	Ms. Greenstein resigned from the Board of Directors and as a member of the Audit
Committee on December 11, 2008.
5)	Mr. Lewis was appointed Chair of the Compensation Committee and member of the
Nominating & Governance Committee on December 11, 2008.
6)	Mr. Riera was appointed as President and Chief Executive Officer and as a member of the
Board of Directors on November 1, 2008.
7)	Dr. Sanders is the lead director of the Board of Directors. Dr. Sanders was appointed a member of the Compensation Committee on December 11, 2008.
8)	Dr. Simmons resigned from the Board of Directors and as a member of the Marketing
Committee and Compensation Committee on December 11, 2008. He entered into an agreement with the Company to be an advisor to the Marketing Committee for a term to expire at the time of the 2010 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee reviews the scope and results of the audit and other services provided by our independent registered public accounting firm and in consultation with management appoints and discharges the Company’s independent registered public accounting firm.  The Audit Committee also reviews the Company’s financial statements and other financial information provided by the Company to the stockholders and the SEC, and the adequacy and effectiveness of the internal accounting and financial controls of the Company.  The Audit Committee met five times in 2009.  The current members of the Audit Committee are Ms. Knight (Chair), Mr. Drapkin, Mr. Lewis, and Dr. Pelton.  All members of the Audit Committee are independent as defined by Nasdaq Listing Rule 5605, and Exchange Act Rule 10A-3(b)(1) and are able to read and understand fundamental financial statements.  The Board has determined that Ms. Knight and Mr. Lewis are the Audit Committee’s Financial Experts based on a qualitative assessment of their knowledge and experience.

Compensation Committee

The Compensation Committee administers and makes awards under our stock incentive plan and also studies and recommends the implementation of all compensation programs for our Directors and named executive officers.  The roles of management and compensation consultants in the compensation process are discussed in “Compensation Discussion and Analysis.”  The Compensation Committee met nine times in 2009.  The current members of the Compensation Committee are Mr. Lewis (Chair), Mr. Becker, Dr. Pelton and Dr. Sanders.  All members of the Compensation Committee were independent during the period they served as a committee member in 2009.

Nominating & Governance Committee

The Nominating & Governance Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, and nominates new and replacement members for the Board.  In reviewing candidates for the Board, the Nominating & Governance Committee seeks individuals whose background, knowledge and experience will assist the Board in furthering the interests of the Company and its stockholders.  Some of the factors considered in this evaluation include experience in the areas of strategy, education, technology, sales and marketing and finance, as well as geographic and cultural diversity.  The Nominating & Governance Committee reviews the qualification of, and approves and recommends to the Board, those individuals to be nominated for positions on the Board and submitted to stockholders for election at each Annual Meeting. In addition, the Nominating & Governance Committee will consider nominees for the Board by security holders in the same manner that it considers all director candidates.  Stockholders who wish to suggest qualified candidates to the Nominating & Governance Committee should write to the Company’s address directed to the Secretary, stating in detail the candidate’s qualifications for consideration by the Nominating & Governance Committee.  If a stockholder wishes to nominate a director other than a person nominated by or on behalf of the Board, he or she must comply with the proxy rules and our charter documents.  In addition, the Nominating & Governance Committee facilitates an annual evaluation by the Board members of the Board.  The Nominating & Governance Committee met eleven times in 2009.  The current members of the Nominating & Governance Committee are Dr. Sanders (Chair), Mr. Becker, Ms. Knight, Mr. Lewis and Dr. Peterkin.  All members of the Nominating & Governance Committee were independent during the period they served as a committee member in 2009.

Marketing Committee

The Marketing Committee advises management and the Board with respect to the alignment of the Company’s strategies to the needs and opportunities in education; contribute ideas as appropriate to the development of important strategic accounts; and assist in the appropriate and effective communication and marketing messages for key education constituencies.  The Marketing Committee met three times in 2009.  The current members of the Marketing Committee are Dr. Peterkin (Chair), Dr. Pelton, and Dr. Sanders.  Dr. Simmons was an advisor to the Marketing Committee through the 2010 Annual Meeting of Stockholders.

CHANGES TO OUR BOARD OF DIRECTORS DURING FISCAL 2009

On November 1, 2008, Vincent P. Riera was elected to the Board of Directors and increased the size of the Board to ten.  On December 11, 2008, Joseph E. Duffy, Ruth L. Greenstein and Warren Simmons resigned from the Board decreasing the size of the Board to seven.  On March 18, 2009, Steven R. Becker and Matthew A. Drapkin were added to the Board and the size of the Board was increased from seven to nine directors.  Mr. Becker and Mr. Drapkin were added to the Board pursuant to an agreement that contained certain restrictions on Mr. Becker and stockholders affiliated with him, including restrictions on influencing or controlling Company management or obtaining board representation.

DIRECTOR INDEPENDENCE

Mr. Becker, Mr. Drapkin, Ms. Knight, Mr. Lewis, Dr. Pelton, Dr. Peterkin and Dr. Sanders have been affirmatively determined by the Board to be independent, as defined in the Nasdaq Listing Rule 5605 and the Company’s Corporate Governance Guidelines.  None of these independent directors have any relationship with the Company other than being a director and a stockholder.  None of these independent directors have any relationship, transaction or arrangement that interferes with such director’s independence.  The members of the Audit Committee, Nominating & Governance Committee and Compensation Committee are all independent directors, as defined in the Nasdaq Listing Rule 5605 and the Company’s Corporate Governance Guidelines.  Dr. J. Ted Sanders is the Lead Director and presides at all executive sessions of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Compensation Committee members during their term in 2009 were employees or executive officers of the Company.  None of our directors or executive officers is a director or executive officer of any other company that has a director or executive officer that is also a director of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During the fiscal year ended October 31, 2009, the Company was not involved in any transactions with related persons required to be disclosed in this proxy statement pursuant to Item 404 of Regulation S-K under the Securities Act of 1933.

Policy Relating to Review and Approval of Related Party Transactions and Code of Ethics

The Board of Directors has adopted a Policy on Related Person Transactions and a Code of Business Conduct and Ethics (both posted on our website, www.plato.com), which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company’s employees, officers and directors.  The Policy on Related Person Transactions was adopted to assess whether any action is required, including whether to authorize, ratify or direct the unwinding of the relationship or transaction under consideration, as well as ensure that appropriate controls are in place to protect the Company and its stockholders of any relationship or transaction that may create or appear to create a conflict between the personal interests of those individuals (or their immediate family members) and the interests of the Company.

All transactions in which the Company or a subsidiary and a “Related Person” are participants and that involve an aggregate amount exceeding $120,000 are subject to the policy.  The policy defines a “Related Person” to be any director or executive officer of the Company, any nominee for director, any stockholder owning in excess of 5% of the total equity of the Company and any immediate family member of such a person.  An “immediate family member” is any child, stepchild, parent, stepparent, spouse, sibling, parent-in-law, child-in-law, or sibling-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

All transactions subject to the policy must be approved or ratified by the Nominating & Governance Committee of the Board of Directors (or the full Board).  The Nominating & Governance Committee has delegated to the CEO the authority to review all transactions subject to the policy to determine initially whether the transaction is fair and reasonable to the Company and consistent with the best interests of the Company.  The CEO reports his determinations to the Chair of the Nominating & Governance Committee, who advises all members of the Nominating & Governance Committee of the CEO’s determinations. If the transaction involves a Related Person who is a director or an immediate family member of a director, that director may not participate in the deliberations or vote respecting such approval or ratification.

Factors the Nominating & Governance Committee or the Board may take into account when determining whether to approve or ratify a transaction subject to the policy include (i) the business purpose of the transaction, (ii) whether the transaction is entered into on an arms-length basis on terms fair to the Company, (iii) whether the transaction would violate any provisions of the Company’s Code of Business Conduct and Ethics, and (iv) whether a reasonable investor would consider the Related Person’s interest in the transaction important (together with all other available information) in deciding whether to buy, sell or hold the Company’s securities.

The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest.  The Board of Directors has also adopted a Code of Ethics for Certain Financial Employees.  The Audit Committee is responsible for monitoring compliance with the Code of Business Conduct and Ethics and the Code of Ethics for Certain Financial Employees.  Outside counsel and management periodically reports the Company’s compliance efforts to the Audit Committee.  In addition, the Company requires all sales management to sign a letter representing they have provided the Company with all customer contract information, that no side agreements exist, and that certain circumstances that would prohibit revenue recognition do not exist. The executive officers and the Board of Directors are also required to complete a questionnaire on an annual basis, which requires them to disclose any related person transactions and conflicts of interest.

DIRECTOR COMPENSATION

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the form and amount of compensation for non-employee directors.  Directors who are employees of the Company receive no compensation for service on the Board.  The Company’s director compensation program is designed to enable continued attraction and retention of highly qualified directors by ensuring that director compensation is in line with peer companies competing for director talent, and is designed to address the time, effort, expertise and accountability required of active Board membership.  In general, the Board of Directors believes that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders.

From November 2008 through March 2009, each non-employee director received a cash fee of $1,500 for each Board meeting attended in person.  The Audit Committee chair, the Compensation Committee chair, and the Nominating & Governance Committee chair each received a cash fee of $2,000 for attendance in person of each respective committee meeting they chair.  The Marketing Committee chair received a cash fee of $1,250 for each Marketing Committee meeting attended in person.  All non-chair members of the Audit, Compensation, Nominating & Governance, Marketing, and any ad-hoc Committee received a cash fee of $750 for each committee meeting attended in person.  Fees for any meeting attended by phone were 50% of the in-person meeting fees stated above.

In March, 2009, the Board of Directors approved revisions in the Directors Compensation Plan for non-employee directors to receive the annual Board cash retainer of $20,000 in four equal quarterly advance payments instead of in one payment, plus a non-employee chairman of the board receives an additional $10,000 cash retainer.

In June 2009, the Board of Directors approved additional revisions to the Directors Compensation Plan for non-employee directors retroactive to March 2009 that increased the annual Board cash retainers and instead of per meeting fees, non-employee directors are paid annual cash retainers as described below to be paid in four equal quarterly advance payments as soon as practical after each regularly quarterly meeting (e.g. the quarterly payment made after the regularly scheduled March board meeting will be for services up to and including the June board meeting). Retainers for new board members will be prorated on a calendar day basis from the effective date of board service through the following regularly scheduled board meeting.  No additional meeting fees will be paid for board meetings, committee meetings, conference calls or special committee participation.  Total cash payments for services to non-employee directors in 2009 were $337,125.

$40,000	Non-Employee Chair of the Board
$30,000	Directors (non-Chair of the Board)
$9,000	Additional Retainer for Chair of Audit, Compensation and Nominating &
Governance committees
$5,000	Additional Retainer for Chair of Marketing Committee
$3,000	Additional Retainer for Non-Chair Member of Audit, Compensation,
Nominating & Governance and Marketing committees

Each non-employee director receives an annual grant of 1,000 shares of restricted stock for service in the director year going forward at the time of the Annual Meeting of Stockholders.  The restricted stock vests immediately and restrictions lapse the earlier of (i) the non-employee director’s death, (ii) the non-employee director’s disability (as determined by the Company), (iii) five years from the date of grant, (iv) the non-employee director’s retirement from the Board of Directors, (v) the non-employee director’s resignation from the Board of Directors, or (vi) the occurrence of a change-in-control (as such terms are defined in the Company’s stock incentive plan).  During 2009, 8,000 restricted shares of our common stock were awarded to non-employee directors.

Each non-employee director also receives an annual grant of options to purchase 10,000 shares of common stock for service in the director year going forward at the time of the Annual Meeting of Stockholders at the fair market value on the date of grant.  A non-employee Chairman of the Board also receives an additional annual grant of options to purchase 5,000 shares.  Each non-employee director who serves as chair of the Audit Committee, Compensation Committee or Nominating & Governance Committee also receives an additional annual grant of options to purchase 1,500 shares.  Each new director receives a one-time grant of options to purchase 15,000 shares of common stock at the fair market value on the date of grant, which is the date of election to the Board of Directors. Options are immediately exercisable. The Chairman of the Board has the option to recommend additional grants based on Company performance and the achievement of goals.  Grants have a term of eight years.  Upon termination of a non-employee director’s service of five or more years on the Board, options held by such director are exercisable through the original term of the option.  Upon termination of a non-employee director’s service of less than five years, options held by such director that were granted prior to March 2006 are exercisable for a period of 90 days after termination, and options that were granted in March 2006 and after are exercisable for a period of one year after termination.  Options to acquire 119,500 shares of our common stock were granted to our non-employee directors during 2009.

All travel and business expenses relating to meeting attendance by non-employee directors or to conduct business on behalf of the Company are reimbursed.

The table below summarizes the compensation paid by the Company to the non-employee Directors for the year ended October 31, 2009.

Director Name (1)	Board/Committee Fees Earned and Paid in Cash	Stock Awards (3) (4)	Option Awards (3) (5)	Totals
Steven R. Becker	$29,250	$1,600	$16,742	$47,592
Matthew A. Drapkin	26,250	1,600	16,742	44,592
Joseph Duffy (2)	6,000	-	-	6,000
Ruth Greenstein (2)	3,375	-	-	3,375
Susan E. Knight	43,750	1,600	7,828	53,178
John G. Lewis	45,875	1,600	7,828	55,303
M. Lee Pelton	39,375	1,600	6,807	47,782
Robert S. Peterkin	38,125	1,600	6,807	46,532
John T. (Ted) Sanders	49,250	1,600	7,828	58,678
Warren Simmons (2)	20,625	-	-	20,625
David W. Smith	35,250	1,600	10,211	47,061
Totals	$337,125	$12,800	$80,793	$430,718

1)	As an employee of the Company, Vincent P. Riera, President and Chief Executive Officer,
received no Director fees from the Company during 2009 and thus is not included in the table.
2)	Effective December 11, 2008, Mr. Duffy, Ms. Greenstein and Dr. Simmons resigned from the
Board. Dr. Simmons continued in a consulting role for the Board’s Marketing Committee.
3)	The number of outstanding stock awards and option awards held by each Director at
October 31, 2009 are set forth in the chart below:

Director Name	Outstanding Stock Awards (b)	Outstanding Option Awards at 10/31/09
Steven R. Becker	1,000	25,000
Matthew A. Drapkin	1,000	25,000
Joseph Duffy (a)	-	88,250
Ruth Greenstein (a)	-	94,100
Susan E. Knight	4,000	56,500
John G. Lewis	1,000	26,500
M. Lee Pelton	4,000	55,000
Robert S. Peterkin	3,000	45,000
John T. (Ted) Sanders	5,000	82,500
Warren Simmons (a)	-	35,000
David W. Smith	3,000	180,000

(a)	Effective December 11, 2008, Mr. Duffy, Ms. Greenstein and Dr. Simmons resigned from the
Board. Under the terms of Mr. Duffy and Ms. Greenstein's award agreements, their options remain exercisable for the full term of each option. The Compensation Committee approved that Dr. Simmons options remain exercisable for the full term of each option.
(b)	The restricted stock awards listed in this column vested immediately upon grant and restrictions lapse the earlier of the non-employee director’s death, disability, five years from the date of grant, retirement, resignation or the occurrence of a change-in-
control.

4)	The amounts set forth in the Stock Awards column represent the full grant date fair value of the restricted shares issued to each Director in 2009, which is determined by multiplying the number of restricted shares granted by the grant date fair market value of a share of common stock ($1.60 on March 26, 2009).
5)	The amounts set forth in the Stock Awards and Option Awards columns represents the compensation expense recognized by the Company in 2009 with respect to the annual awards issued to each Director in March 2009. There was no compensation expense recognized by the Company in 2009 with respect to options awarded in prior years. The amount of the expense is determined based on authoritative guidance. See Note 13 to the Notes to
Consolidated Financial Statements in the Annual Report on Form 10-K filed January 14, 2010 for discussion of equity valuation assumptions.

PROPOSAL 2
APPROVAL OF THE PLATO LEARNING, INC.
EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

At the meeting of the Compensation Committee of the Board of Directors (the “Board”) on December 16, 2009, pursuant to the power reserved to the Board by Section 9 of the PLATO Learning, Inc. 1993 Employee Stock Purchase Plan, the (“Plan”) was amended, subject to stockholder approval, substantially as set forth in the Plan and in the form of the Plan, as amended and restated effective January 1, 2010 (the “Plan”).

The primary purposes of the Plan are to promote the success and enhance the value of the Company by linking the personal interests of participants to those of Company shareholders, by providing participants with an opportunity to purchase shares of Common Stock of the Company (the “Stock”) at prices less than the then current market price.

Under the Plan, eligible employees who enroll in the Plan authorize the Company to make payroll deductions as specified by the employee to be credited to his purchase account under the Plan.  Purchase periods under the plan run on a calendar quarterly basis each year.  At the end of a purchase period, stock is purchased for 85% of the fair market value of a share of stock on the beginning of the Purchase Period or the end of the Purchase Period, whichever is lower.

A summary of certain of the Plan amendments is set forth below.  The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

•
Increase in number of Plan shares.  Currently there are 450,000 shares of Common Stock authorized for issuance under the Plan, of which 408,657 have already been issued.  The plan has been revised to add 250,000 more shares, for a total of 700,000 shares.

•
Update for new tax regulations.  In response to proposed tax regulations, a new limit on the number of shares that can be purchased during a pay period has been inserted.  This is intended to establish that the “grant date” of the share purchase right (necessary to establish satisfaction of required holding periods) is the first day of the purchase period.

•
Seasonal employees not eligible to participate.  Eligibility provisions have been amended to exclude participation by seasonal employees (those customarily employed five months or less).  This exclusion is more consistent with the purpose of the Plan – to develop the employee’s long-term commitment to the Company’s success – and will help limit administrative burdens created by having short-term employees start participation, and then leave soon after.

•
Enhanced administrative provisions. The Plan has been revised to more clearly set forth the discretionary authority of the Company to establish reasonable procedures for orderly administration.  Amended terms now generally outline how participants can enroll, make or change payroll deductions, and withdraw from the Plan, while preserving flexibility for the Company to establish deadlines or other procedures as administrative practicality warrants.

•
Expanded terms regarding custodian.  The Plan now provides detailed terms regarding shares being held by a custodian in an account for the participant for the purpose of tracking “disqualifying dispositions”—sales or transfer of shares that occur prior to the end of the holding period required for more favorable tax treatment.  The more detailed terms put participants on “notice” that their shares will be held by a custodian for a period and give some context for why the shares are being held.

•
Consequences of termination of participation.  The Plan now more clearly explains what happens to amounts held in a Participant’s account at the time he or she terminates participation, including death.  The revised terms will lend predictability to the process of termination of participation and promote the consistent treatment of similarly situated participants.

•
Share adjustments upon corporate transaction.  The Plan now provides more clearly for the consequences of a share split, recapitalization, merger, acquisition, etc., on outstanding share purchase rights under the plan.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.  Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the 1993 Employee Stock Purchase Plan as amended and restated, effective January 1, 2010.

PROPOSAL 3
APPROVAL OF THE PLATO LEARNING, INC.
2006 STOCK INCENTIVE PLAN (“SIP”)
AS AMENDED AND RESTATED EFFECTIVE APRIL 23, 2010

On February 19, 2010, the Board and the Compensation Committee acted to make the following amendments to the Company’s 2006 Stock Incentive Plan (the “2006 Plan”):

1.
Increase the total number of shares that may be issued under the 2006 Plan in connection with awards of restricted stock, restricted stock units, performance shares or other stock awards from 750,000 shares to 1,125,000 shares;

2.
Eliminate the Compensation Committee’s discretion to provide for payments in connection with stock options that are equivalent to dividends declared and paid on shares underlying the options prior to the exercise of the options; and

3.
Eliminate the Compensation Committee’s discretion to grant substitute awards of stock options or stock appreciation rights with lower exercise prices under the 2006 Plan that may be interpreted as a repricing or otherwise reprice stock options or stock appreciation rights granted under the 2006 Plan.

These amendments are subject to the approval of the Company’s stockholders at the 2010 Annual Meeting of Stockholders.  This proposed amendment will not increase the total number of shares available for issuance under the 2006 Plan.  No other provisions of the 2006 Plan would materially change from the provisions of the 2006 Plan approved by the Company’s stockholders at the 2006 Annual Meeting of Stockholders.  A summary of the 2006 Plan, as proposed to be amended, is set forth below. The summary is qualified in its entirety by reference to the full text of the 2006 Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix B.

Purposes

The primary purposes of the 2006 Plan are to promote the success and enhance the value of the Company by linking the personal interests of participants in the 2006 Plan to those of the Company’s shareholders, to provide participants with an incentive for outstanding performance, and to provide flexibility to the Company in its ability to motivate, attract and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of the Company’s business is largely dependent.

Participants

Employees, consultants and non-employee directors of the Company, its subsidiaries and affiliates are eligible to participate in the 2006 Plan, as selected and approved by the Compensation Committee.  As of February 22, 2010, approximately 327 persons were eligible to participate in the 2006 Plan.

Authorized Shares and Maximum Awards

The total number of shares of Common Stock of the Company available for issuance in connection with awards under the 2006 Plan is equal to the sum of (i) the shares that remained available for issuance under the Company’s prior equity plans as of the effective date of the 2006 Plan, and (ii) any shares subject to an award under the 2006 Plan or the prior plans that, after the effective date of the 2006 Plan, expires without being exercised or is forfeited, canceled, settled or otherwise terminated without a distribution of shares to the participant.  As of February 22, 2010, approximately 3,540,738 shares could be issued under the 2006 Plan, with approximately 1,009,690 shares available for future grants.  The closing price of the Company’s Common Stock as reported on the NASDAQ Global Market as of February 22, 2010 was $4.06 per share.  The proposed amendments would not change the total number of shares available for issuance under the 2006 Plan.

The total number of shares of Common Stock that may be issued in the aggregate under the 2006 Plan in connection with awards of restricted stock, restricted stock units, performance shares or other stock awards currently is 750,000.  The proposed amendments would increase this limit to 1,125,000 shares. Restricted stock, restricted stock units, performance shares and other awards that may be granted under the 2006 Plan are described below.  In addition, no more than 250,000 shares or share equivalent units may be granted to any one participant during any calendar year; provided, however, that an additional 200,000 shares may be granted in a participant’s first year of service with the Company, which shall not count against the annual limit initially stated above.

Awards

Stock Options. A stock option represents a right to purchase a specified number of shares of the Company’s Common Stock during a specified period as recommended by the Compensation Committee. A stock option may be in the form of an incentive stock option (“ISO”), which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or a nonqualified stock option. Each option granted under the 2006 Plan vests in accordance with the schedule established by the Compensation Committee. The purchase price per share for each stock option granted under the 2006 Plan shall be established by the Compensation Committee at the award date, which in the case of an ISO shall not be less than 100% of fair market value of the Company’s Common Stock on the date of grant. In addition, the Compensation Committee may establish at the time of the award a maximum potential appreciation that may be delivered with respect to an option award.  The repricing of stock options will be expressly prohibited under the 2006 Plan as amended.  The term of the stock option may not exceed ten years from the award date.  The shares covered by a stock option may be purchased by (1) cash payment; (2) tendering (or attesting to ownership) shares of the Company’s Common Stock; (3) any combination of (1) or (2); or (4) any other means the Committee determines to be consistent with the 2006 Plan’s purposes and applicable law.

Restricted Stock and Restricted Stock Units. Restricted stock awards consist of shares of Common Stock that are awarded to a participant, subject to forfeiture if the conditions and restrictions established by the Compensation Committee are not met. These conditions may include, but are not limited to, continued service for a specified period or the achievement of specified performance goals. Restricted stock units are notional accounts that are valued solely by reference to shares of Common Stock. Restricted stock units may contain restrictions similar to those that apply to restricted stock, and are payable only in shares of Common Stock. Each restricted stock and restricted stock unit grant will be evidenced by an award agreement that will specify the applicable restrictions and any other terms and conditions applicable to the grant, as determined by the Compensation Committee.

The Compensation Committee may from time to time allow (or require, as to bonuses) selected employees and directors to defer the payment of any portion of their salary or bonuses or both into restricted stock units. All such deferral elections must comply with the terms of the 2006 Plan and the requirements of Code Section 409A.

Unless otherwise specified in an award agreement, participants holding shares of restricted stock may exercise full voting rights, and have the right to receive dividends and other distributions, with respect to those shares. The Company will retain the stock certificates representing shares of restricted stock in its possession until all the restrictions applicable to the shares have been satisfied and the shares vest. Dividends paid on vested restricted stock will be distributed to participants the same as paid to other stockholders. Dividends paid on restricted stock during the restricted period will generally be paid as soon as practicable after the underlying shares vest. Dividend equivalents on restricted stock units may be paid as provided in the award agreement and as permitted under Code Section 409A.

Stock Appreciation Rights (“SARs”). The Compensation Committee may grant SARs to participants subject to the terms and conditions established by the Compensation Committee. The grant price of a SAR will be established by the Committee at the time of award; provided, however, that any SARs intended to be exempt from Code Section 409A will have a grant price equal to the fair market value of the Common Stock on the date of grant.  The repricing of SARs will be expressly prohibited under the 2006 Plan as amended. The term of a SAR may not exceed ten years. When exercised, a SAR entitles the participant to a payment based on the excess of the fair market value of a share of Common Stock on the exercise date over the fair market value of a share of Common Stock on the grant date. Payment may be made, in the Compensation Committee’s discretion, in cash, shares, or any combination of the two.

Performance Shares and Other Awards. The Compensation Committee may make awards subject to the achievement of one or more performance goals in the form of performance shares. The applicable performance criteria are discussed below. In addition, the Compensation Committee may grant such other awards denominated or otherwise based on shares, including unrestricted shares, purely as a bonus and not subject to any restrictions or conditions, as deemed by the Compensation Committee to be consistent with the purposes of the Plan.

Performance Measurements. The Compensation Committee may subject the grant or vesting of awards under the 2006 Plan to various performance measurements. In general, performance measurements will be used to qualify awards as “performance-based” compensation under Code Section 162(m). The performance measurements permitted under the 2006 Plan are one or more of the following: net earnings; operating earnings or income; earnings growth; net income (absolute or competitive growth rates comparative); net income applicable to shares; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; return on shareholders’ equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common shareholders’ equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expenses to operating revenues; gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative); revenue backlog; or margins realized on delivered services.

General

In the event of a stock dividend, stock split or other change affecting the shares or share price of the Company’s Common Stock, the Compensation Committee will adjust all shares of Common Stock available for issuance and outstanding under previously granted awards in an equitable manner as determined by the Compensation Committee.  The Compensation Committee will also appropriately amend outstanding awards as to price and other terms and the limitations on certain types of awards and the number of shares or share equivalent units that may be granted to any one participant during a year under the 2006 Plan.

Awards granted under the 2006 Plan shall not be transferable or assignable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined by the Code). However, the 2006 Plan generally permits a participant to transfer nonstatutory stock options to certain trusts designated by the participant so long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration) to his or her spouse or children.

The 2006 Plan also permits deferrals subject to several requirements intended to comply with Code Section 409A.

Change in Control

In the event of a “change in control” of the Company (as defined in the 2006 Plan), the Compensation Committee may provide that all unexercised stock options will become immediately and fully exercisable, all shares of restricted stock that have not yet vested will become immediately and fully vested, any remaining restrictions on the transferability of shares acquired pursuant to an award will immediately lapse, and any unpaid restricted stock units and SARs will be immediately paid to the participant.

Federal Income and Employment Tax Consequences

Based on the current provisions of the Code and regulations promulgated thereunder, the federal income tax consequences of grants, vesting and exercise of awards under the 2006 Plan and subsequent disposition of stock acquired thereby will be as described below. The following discussion addresses only the general federal income tax consequences of awards. Participants in the 2006 Plan are urged to consult their own tax advisers regarding the impact of federal, state and local taxes, the federal alternative minimum tax, and securities laws restrictions, given their individual situations. It is intended that the underlying benefits that are required to be treated as deferred compensation to which Internal Revenue Code section 409A is applicable, will comply with statute and the underlying agency guidance interpreting that section.

1.
In the case of an exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income in an amount equal to the difference between the option exercise price (or SAR grant price) and the fair market value of the Company’s Common Stock on the exercise date. When a participant sells his or her shares of stock, the participant generally will have a capital gain (or loss), depending on the difference between the sale price and the fair market value of the stock on the exercise date. The capital gain (or loss) is considered “long term” or “short term” depending on how long the participant has held the stock.

2.
In the case of an ISO, there is no tax liability at the time of exercise. However, the excess of the fair market value of the Company’s Common Stock on the exercise date over the option price is included in the participant’s income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, it is considered to be a “disqualifying disposition,” and ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (“long term” or “short term,” depending on how long the participant has held the stock).

3.
In the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Company’s Common Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

4.
In the case of all other awards, the participant generally will recognize ordinary income equal to value of the Common Stock received by the participant at the time of distribution, or if later, when such shares are no longer subject to a substantial risk of forfeiture.

5.
The Company will generally be allowed an income tax deduction simultaneous with, and equal to, the ordinary income recognized by the participant. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above.

6.
The Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options granted under the 2006 Plan is qualified performance-based compensation and therefore not subject to the deduction limit.

Administration of the 2006 Plan

The 2006 Plan will be administered by the Compensation Committee, which has broad and exclusive authority to administer and interpret the 2006 Plan and its provisions, as it deems necessary and appropriate. All decisions made by the Compensation Committee are final and binding on all persons affected by such decisions.  The 2006 Plan may be amended by the Compensation Committee as it deems necessary or appropriate, except that the Compensation Committee may not amend the number of shares issuable under the 2006 Plan or modify any outstanding stock option or SAR issued under the 2006 Plan to lower the option’s exercise price or otherwise reprice the stock option or SAR without the approval of the Company’s stockholders.

Equity Compensation Plan Information

Our equity compensation plan information as of October 31, 2009 is as follows:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance
Equity compensation plans
approved by security holders	2,946,000	$5.42	1,238,000
Equity compensation plans not
approved by security holders	-	-	-
Total	2,946,000	$5.42	1,238,000

Outstanding Awards under the 2006 Stock Incentive Plan or prior equity plans.

As of February 22, 2010, there were 3,186,144 shares subject to issuance upon exercise of outstanding options and SARs under all of our equity compensation plans referred to in the table above, at a weighted average exercise price of $5.28, and with a weighted average remaining life of 4.9 years.  There were a total of 245,900 shares of issued and outstanding restricted stock and restricted stock units that remain subject to forfeiture.  As of February 22, 2010, there were 1,009,690 shares available for future issuance of awards under all plans.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.  Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the approval of the 1993 Employee Stock Purchase Plan as amended and restated, effective April 23, 2010.

PROPOSAL 4
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2010.  A proposal to ratify this appointment will be presented at the Annual Meeting.  A representative from Grant Thornton LLP will be present at the Annual Meeting to make a statement, if desired, and respond to appropriate questions from stockholders.

During the Company’s 2009 fiscal year, it did not consult with Grant Thornton LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Fees Paid to Principal Accountants

The following table sets forth the aggregate fees billed to us by Grant Thornton LLP for services related to 2009 and 2008, respectively:
	2009	2008
Audit Fees (1)	$313,000	$336,000
Audit - Related Fees (2)	21,000	24,000
Total	$334,000	$360,000

1)	Audit Fees consist of fees paid for professional services rendered in connection with the audit of our annual financial statements and system of internal control over financial reporting, for the reviews of the financial statements included in our Quarterly
Reports on Form 10-Q, and for services rendered in connection with statutory and regulatory filings.
2)	Audit-Related Fees consist of fees paid for professional services rendered in connection with employee benefit plans.

The fees of Grant Thornton LLP are pre-approved by the Audit Committee in accordance with its policies and procedures.  For 2009, 100% of the fees incurred were pre-approved.

The Audit Committee charter requires that the Audit Committee, or one of the Audit Committee’s members who is delegated authority, approve the retention of our independent registered public accounting firm for any non-audit services and consider whether the provision of these non-audit services by our independent registered public accounting firm is compatible with maintaining that firm’s independence, prior to engagement for the services.  Any non-audit services approved pursuant to delegated authority must be reported to the Audit Committee at the next regularly scheduled meeting after the approval.  The Audit Committee actively monitors the relationship between audit and non-audit services provided.

If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the appointment of Grant Thornton LLP.  Abstentions will have the same effect as votes against the appointment, and non-votes will reduce the number of shares present and entitled to vote on the proposal.

The Board of Directors recommends that stockholders vote “FOR” Proposal 4.  Unless otherwise indicated, proxies solicited by the Board will be voted to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors (the “Board”), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  All of the members of the Audit Committee are independent (as independence is defined in Nasdaq Listing Rule 5605).

In discharging its responsibilities for oversight of the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement and a letter from the independent registered accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and has discussed the firm’s independence.  The Audit Committee discussed and reviewed with the independent registered public accounting firm the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements for the year ended October 31, 2009.  The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended October 31, 2009 with management and the independent registered public accounting firm.

Management has the responsibility for preparation of the Company’s financial statements and the independent registered public accounting firm has the responsibility for the audit of those statements.  Based upon the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended October 31, 2009, for filing with the Securities Exchange Commission.

THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Mr. Matthew A. Drapkin
Ms. Susan E. Knight (Chair)
Mr. John G. Lewis
Dr. M. Lee Pelton

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Our executive compensation philosophy is based on two core elements:   to pay for performance and to provide a competitive compensation package.  Each of these elements is described below:

•
Pay for Performance:  We structure our compensation program to align the interests of our executive team with the interests of our shareholders.  We believe that an employee’s compensation should be tied directly to helping us achieve our goals and deliver value to our shareholders.  Therefore, a significant part of each executive’s pay is based on our achievement of certain key financial and operational objectives.  We also believe that a significant amount of compensation should be at risk.  A substantial portion of an executive’s compensation, therefore, is in the form of equity awards that tie the executive’s compensation directly to creating shareholder value.

•
Competitive Pay:  We believe that a competitive compensation program is an important tool to help attract and retain talented employees capable of leading our business in the highly complex and competitive business environment in which we operate.  We aim to pay our executives at approximately the median level of pay of our peer group when targeted levels of performance are achieved.  In certain circumstances, we may target pay above or below the competitive median to help attract or retain executives, as necessary, or to recognize differences in their qualifications, responsibilities, role criticality and/or potential.  By providing compensation that is competitive with our peer companies, we reduce the risk that our executives can be recruited away.

Our compensation program is also designed with the following principles in mind:

•	to pay our employees equitably relative to one another based on the work they do, the competencies and experience they possess, and the performance they demonstrate;

•	to promote a non-discriminatory work environment that enables us to benefit from the diversity of thought that comes with a diverse workforce;

•	to motivate our executives to deliver high performance with the highest integrity; and

•	to continue to focus on good corporate governance practices by implementing compensation best practices and corporate policies.

Additionally, we believe our compensation program is designed so as not to encourage executives to take unreasonable risks that may harm shareholder value.  We seek to achieve this goal by striking an appropriate balance between short-term and long-term incentive.

Compensation Process

Compensation Consultant / Benchmarking
The Compensation Committee retained Deloitte Consulting to assist them with executive compensation benchmarking and plan design. A final report was provided to the Compensation Committee which was utilized in the design of the 2009 executive compensation plans.  In accordance with our goal of providing a competitive level of compensation, the Compensation Committee generally seeks to provide targeted total direct compensation for named executive officers that approximates the 50th percentile of our peer group.  The peer group Deloitte Consulting identified for executive compensation benchmarking for 2009 was:

PLATO Learning Compensation Peer Group for 2009
•SkillSoft	•Saba Software
•Princeton Review	•Omniture
•Kenexa	•Cybersource
•Renaissance Learning	•Loopnet
•SumTotal Systems	•Scientific Learning
•Vocus

Role of Management
The Compensation Committee considers input from senior management in making determinations regarding overall executive compensation programs and the individual compensation of the named executive officers.  As part of our annual planning process, the Chief Executive Officer reviews the performance of each member of the senior management team (other than himself), and performs an assessment of the achievement of pre-established financial and non-financial performance objectives.  The CEO then presents recommendations regarding salary adjustments and annual bonus awards to the Compensation Committee.

Role of the Compensation Committee
Our executive compensation program is administered by the Compensation Committee.  The Compensation Committee has the ability to exercise its discretion in modifying any recommended salary adjustments or annual bonus awards to named executive officers.  The lead non-employee director facilitates an annual analysis of the CEO’s performance in which all non-employee directors evaluate the CEO’s performance.  The non-employee directors discuss the results of the evaluation during an executive session, from which the CEO is absent, and the Compensation Committee determines the annual compensation of the CEO.

Elements of Compensation
The table below lists the elements of our total compensation program and why we provide these elements:

Elements of Compensation	Why We Pay
Base Salaries	•attract, retain, and motivate executives •reflect the knowledge, skills and experience of the executive •provide income certainty to executives
Incentive Cash Bonuses	•motivate executives to achieve key business priorities and objectives •hold executives accountable for performance against targets
Performance Shares and Stock Options
•motivate executives to achieve key business priorities and objectives
•encourage executive stock ownership
•hold executives accountable for performance against targets
•focus executive behavior on our long-term success
•align executive interests with shareholder interests
•retain executives

Retirement Plans	•provide income security for retirement •retain executives

When evaluating compensation, the Compensation Committee does not consider any element in isolation, but rather takes into account all components of compensation to arrive at an appropriate total package.  The Compensation Committee has established specific target percentages for allocating between cash and non-cash compensation, between guaranteed and risk-based compensation and between short-term and long-term incentives.

Base Salary
In reviewing and determining the base salaries for the named executive officers, the CEO provides the Compensation Committee recommendations based on our compensation philosophy and the design of our compensation program described above.

The Compensation Committee reviews individual executive base salaries annually.  Base salaries may be increased based on the following objectives, which are established at the beginning of the year:

•	Individual performance factors such as achievement of individual goals, demonstration of leadership competencies, and level of contribution and responsibility;
•	The performance of the functional area(s) under a named executive officer’s scope of responsibility;

•	Placement relative to the salary ranges of the compensation peer group to gauge competitiveness;
•	Placement relative to the salaries of our other named executive officers to ensure salaries commensurate with each officer’s responsibilities.

During 2009, Mr. Rueckl received a merit increase of approximately 9% and Mr. Lynn’s salary remained the same.  Upon accepting the promotion from Senior Vice President, Sales and Service to President and Chief Executive Officer, Mr. Riera received a salary increase of $64,800.

Short-term Incentive Compensation
A short-term incentive opportunity is provided through our cash-based Executive Incentive Plan (“EIP”) offered to all named executive officers and certain other members of senior management.  The EIP is designed to focus executives on achieving our most critical current financial and operational goals and reinforce our pay and performance philosophy by tying compensation to our financial and operational plan.  The executive officers were provided an opportunity to earn a percentage of their target incentive (expressed as a percent of salary) based upon the achievement of those financial and operational goals.  In 2009, these targets ranged between 40% and 60% of base salary (see table below) and were designed to be competitive and consistent with market comparisons based on the results of the competitive compensation analysis mentioned above.  The varying target percentages of base salary for each named executive officer in the EIP is also based upon the degree to which his or her position impacts overall financial performance.

Name	Title	Cash Short-term Incentive as % of Base Salary
Vincent P. Riera	President and Chief Executive Officer	60%
Robert J. Rueckl	Vice President and Chief Financial Officer	40%
James T. Lynn	Chief Technology Officer	40%

To remain eligible for a cash payment amount from the EIP, a participant must have been continuously employed from date of hire or November 1, 2008, whichever is later, through the end date of the EIP (October 31, 2009), except for the following circumstances, as outlined in the EIP document:  death or disability, paid or unpaid leave of absence, involuntary termination, participation for new hire or promotion, or a change in control.  The Compensation Committee has discretion to adjust payments under the EIP in the event of unexpected business challenges.  The Compensation Committee did not exercise this discretion in 2009.

Each year, the Compensation Committee determines the performance goals for the EIP based on its assessment of our most critical performance objectives for the upcoming year.  In 2009, one half of the cash incentive was based on the achievement of quarterly and annual free cash flow goals and one half was based on total revenue achievement. We selected the free cash flow metric on the basis of the importance of preserving and growing cash balances during the general economic downturn and in light of our transition to a software-as-as-service business model, which was completed in 2008.  We selected total revenue on the basis that this is a key metric commonly used by shareholders to measure growth and performance of a business.

The following tables summarize the range of Free Cash Flow and Total Revenue achievements and the associated cash-based incentive payout levels relative to the target levels indicated above:

Free Cash Flow (50%)
(Dollars in Millions)

Qtr 1	Qtr 2	Qtr 3	Qtr 4	Fiscal Year	% of Total Target Cash Incentive Earned
Weight 25%	Weight 25%	Weight 15%	Weight 15%	Weight 20%
($10.1)	($3.5)	$0.4	$8.4	($3.0)	12.5%
($9.1)	($2.0)	$2.1	$10.6	$1.6	50%
($8.0)	($0.5)	$3.9	$12.9	$4.0	100%

                                      Total Revenue (50%)
                                      (Dollars in Millions)

Achievement of 2009 Total Revenue	% of Total Target Cash Incentive Earned
$65.1	12.5%
$68.8	50%
$72.6	100%

Straight-line interpolation is applied to award payouts between achievement thresholds.  If we would not have achieved at least the minimum free cash flow or total revenue goal, our named executive officers would not receive a cash-incentive payment for the applicable metric under our EIP.  Cash compensation under our EIP is capped at 200% of the target amount.

Based on fiscal year 2009 results, our named executive officers achieved a total cash incentive payout equal to 100% of the target payout with 87% of the payout attributable to free cash flow performance and 13% of the payout attributable to revenue performance.

Long-term Incentive Compensation

Long-term incentive compensation is provided through the grant of stock options and performance shares.  Stock option awards must be granted at an exercise price, and performance shares must be valued at a price that is not less than the fair market value of our common stock at the close of business on the grant date. The Compensation Committee chose to grant stock options because it believes that such awards align the interests of executives and stockholders because stock options only have value to the recipients if our stock price increases above the exercise price of the options awarded.  Similarly, performance shares align the interests of executives and stockholders by ensuring that the executive participates in the upside and downside of fluctuations in our stock price on the same basis as our other stockholders.  Both types of awards promote the continued implementation of our business strategy by encouraging recipients to remain with us because the awards only vest so long as the recipient remains employed with us, subject to certain exceptions, as outlined in the EIP and award agreements.  The Compensation Committee is committed to using shares available under our equity compensation plan at appropriate rates that do not result in excessive dilution of stockholder equity.

The following tables show the named executive officers eligible to participate in the plan and their respective target long-term incentive opportunity expressed as a percentage of each executive’s base salary in effect on October 31, 2009, as well as the key performance goals used for determining the performance shares to be awarded.  The Compensation Committee has the discretion to adjust the actual award size based on individual performance factors.  The Compensation Committee did not exercise this discretion in 2009.

Name	Title	Target Equity Incentive (% of Base Salary)	Target Number of Performance Shares	Number of Shares Underlying Stock Options
Vincent P. Riera	President & Chief Executive Officer	90%	102,000	255,000
Robert J. Rueckl	Vice President and Chief Financial Officer	60%	45,700	114,200
James T. Lynn	Chief Technology Officer	60%	44,000	109,900

The value of total Target Equity Incentive is split equally between performance shares and stock options, calculated as follows: (1) target performance shares are equal to the dollar value of the Target Equity Incentive times 50% divided by $1.72 (the average market price of our common stock over the last 10 days of fiscal year 2008), and (2) stock options are equal to performance shares times a conversion ratio of 2.5 stock options per one performance share.

Stock Options
The Compensation Committee awarded stock options, as listed above, on December 10, 2008 with an exercise price equal to the closing stock price of our common stock on that date. The options are time based and will vest one-third on December 10, 2009, one-third on December 10, 2010 and one-third on December 10, 2011.

Performance Shares
In 2009, one half of the performance share incentive was conditioned on the achievement of quarterly and annual operating income (loss) levels, and one half was conditioned on the achievement of renewal rate targets associated with subscriptions to our online product, the PLATO Learning Environment (“PLE”).  The following tables summarize the range of Operating Income and PLE Renewal Rate achievements and the associated performance share payout levels relative to target payout levels:

Operating Income (Loss) (50%)
(Dollars in Thousands)

Qtr 1	Qtr 2	Qtr 3	Qtr 4	Fiscal Year	% of Target Performance Shares Earned
Weight 20%	Weight 20%	Weight 20%	Weight 20%	Weight 20%
($1,090)	($1,190)	($1,090)	($1,440)	($4,820)	12.5%
($600)	($700)	($600)	($950)	($2,850)	50%
($90)	($190)	($90)	($440)	($820)	100%

PLE Renewal Rate (50%)

PLE Renewal Rate	% of Target Performance Shares Earned
79%	12.5%
84%	50%
89%	100%

If we did not achieve at least the indicated minimum levels of operating income (loss) or PLE Renewal Rate, our named executive officers would not receive any performance shares for the applicable metric.  Performance share awards are capped at 200% of the target number of performance shares.

Based on fiscal year 2009 results, our named executive officers achieved a total performance share payout equal to 180% of the target payout with 100% of the payout attributable to operating income (loss) performance and 80% attributable to PLE Renewal Rate performance.

Non-Qualified Deferred Compensation Plan and Pension Benefits
We do not have programs related to Non-Qualified Deferred Compensation or Pension Benefits.

Other Income and Perquisites
We believe that perquisites should not be a material component of compensation.  As a result, we do not offer our executives any material perquisites.

Executives receive the same level of company-paid health, dental and vision insurance, flexible spending accounts for medical expense reimbursements, life insurance, accidental death and dismemberment insurance, Employee Stock Purchase Plan (ESPP) participation, and 401(k) plan participation as do all of our regular full-time employees.

The ESPP allows executives and employees to purchase our common stock at a 15% discount. The ESPP also provides a three-month look back period.

The 401(k) retirement savings plan is a defined contribution plan under Section 401(a) of the Internal Revenue Code. Employees may make pre-tax contributions into the plan, expressed as a percentage of compensation, up to prescribed IRS annual limits. We provide an employer matching contribution of 50% of the first 6% of the employee’s eligible contribution.

Impact of Executive Compensation Programs - Accounting and Tax
We will consider Internal Revenue Code Section 162(m) as we establish compensation plans in the future. We intend, to the extent practicable, to preserve deductibility of compensation paid to our executive officers while maintaining compensation programs that effectively attract, motivate and retain exceptional executives in a highly competitive environment.  Our stock option grants have been and are made under stockholder approved plans and are designed to comply with Section 162(m) so that the compensation expense associated with their exercise will generally be tax deductible.  We will continue to consider the implication of the limits on deductibility of compensation in excess of $1 million as we design our compensation programs.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended October 31, 2009 filed with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE
Steven R. Becker
John G. Lewis, Chair
M. Lee Pelton
J. Ted Sanders

SUMMARY COMPENSATION TABLE

During fiscal year 2009, the Company had three executive officers: Mr. Vincent Riera, the Company’s President and Chief Executive Officer, Mr. Robert Rueckl, the Company’s Vice President and Chief Financial Officer, and Mr. James Lynn, the Company’s Vice President and Chief Technology Officer (collectively the “named executive offers”).  The following table provides summary information related to compensation paid to, or accrued by the Company during fiscal year 2009 on behalf of these individuals.
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	Non-Equity Incentive Plan Compen-sation	All Other Compen-sation	Total
Vincent Riera	2009	$390,000	$-	$57,822	$94,936	$233,883	$15,125	$791,766
President and Chief	2008	325,200	-	19,736	46,044	46,185	16,593	453,758
Executive Officer (3)	2007	161,538	54,000	9,050	22,580	-	42,118	289,286
Robert J. Rueckl	2009	262,080	-	42,906	38,544	104,780	14,097	462,407
Vice President and	2008	240,000	-	41,921	17,093	20,198	14,630	333,842
Chief Financial Officer (4)	2007	209,011	37,935	-	10,831	-	17,702	275,479
James T. Lynn	2009	175,915	-	46,266	81,385	37,447	288,736	629,749
Vice President and	2008	252,000	-	51,894	41,870	26,510	11,079	383,353
Chief Technology Officer (5)	2007	$242,215	$46,668	$-	$36,103	$-	$17,927	$342,913

1)On September 22, 2007, the Compensation Committee recommended and approved retention payments to those named executive officers eligible to participate in the Company’s Executive Incentive Plan for 2007, including Mr. Rueckl and Mr. Lynn. Fifty percent (50%) of each retention payment was paid in cash to Mr. Rueckl and Mr. Lynn in December 2007, represented by the amount in this column.  The remainder of each retention payment was scheduled to be paid in cash in June 2008, but the Compensation Committee approved management’s recommendation that the remaining cash payment due in June 2008 be replaced by a grant of restricted stock units (RSUs) of equal value on June 6, 2008.  The number of RSUs granted to each executive was determined by dividing the remaining cash payment due each executive by the Company’s closing stock price on June 6, 2008 of $2.75.  The restriction on the RSUs lapsed on June 9, 2008.  Mr. Riera’s bonus for 2007 was awarded to him for successfully completing certain organizational objectives by specified deadlines.

2)Stock Award and Option Award values are based on ASC 718.  ASC 718 expense includes portions of all historical grants that are amortized in the applicable year.  The estimated value of the stock options has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC and is consistent with the assumptions we used for ASC 718 reporting during the applicable year.  The estimated value has been determined by application of the Black-Scholes option pricing model, based upon the terms of the option grants and our stock price performance history as of the date of the grant.  For 2009, the key assumptions were as follows:  weighted average expected term of the options of 4.6 years; stock price volatility of 49.0%; forfeiture rate of 13.0%; risk free interest rate equal to the 5 year U.S. Treasury constant maturities rate per the Federal Reserve Statistical Release as of the date of grant.  The assumptions used in the valuation are based upon experience, and are not a forecast of future stock price or volatility.

3)Mr. Riera joined the Company in April 2007 as Senior Vice President, K-12 Sales.  Mr. Riera was appointed President and Chief Executive Officer effective November 1, 2008.  Other compensation for 2009 consisted of the Company’s match contribution to Mr. Riera’s 401(k) Plan account, the value of a company-sponsored trip to recognize the Company’s top sales performers, and payment of insurance premiums for group umbrella liability insurance covering Mr. Riera.

4)Mr. Rueckl was appointed Vice President and Chief Financial Officer in January 2007.  He was not an executive officer of the Company prior to that time.  Other compensation for 2009 consisted of the Company’s match contribution to Mr. Rueckl’s 401(k) Plan account and payment of insurance premiums for group umbrella liability insurance covering Mr. Rueckl.

5)Mr. Lynn joined the Company in May 2005 as Vice President and Chief Technology Officer and stepped down from this position on July 10, 2009. Other compensation for 2009 consisted of a portion of one year's severance paid in accordance with Mr. Lynn's employment agreement equal to $252,000, vacation bank payout, the Company's match contribution to Mr. Lynn's 401(k) Plan account, and payment of insurance premiums for group umbrella liability insurance covering Mr. Lynn.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the fiscal year ended October 31, 2009.

		Estimated Future Payouts of Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts of Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards
Vincent P. Riera	12/11/08	$-	$-	$-	-	-	-	255,000	$1.02	$109,778
	12/11/08	58,500	234,000	468,000	25,500	102,000	204,000	-	-	-
Robert J. Rueckl	12/11/08	-	-	-	-	-	-	114,200	1.02	49,163
	12/11/08	26,208	104,832	209,664	11,425	45,700	91,400	-	-	-
James T. Lynn	12/11/08	-	-	-	-	-	-	109,900	1.02	47,312
	12/11/08	25,200	100,800	201,600	11,000	44,000	88,000	-	-	-

1)These amounts represent a range of potential cash payments under the 2009 Executive Incentive Plan (“2009 EIP”).  For a description of these payments see the “Short-Term Incentive Compensation” discussion above. Actual performance under the 2009 EIP resulted in actual cash payments to Mr. Riera, Mr. Rueckl and Mr. Lynn of $233,883, $104,780 and $37,447, respectively, on December 18, 2009.  Mr. Lynn’s employment with the Company was terminated on July 10, 2009, and in accordance with the provisions of the 2009 EIP, his non-equity incentive plan award was prorated for the portion of the year he served the Company.

2)These amounts represent a range of potential performance share grants under the 2009 EIP. For a description of these potential grants see the “Long–term Incentive Compensation – Performance Shares” discussion above.  Actual performance under the 2009 EIP resulted in actual performance share grants to Mr. Riera and Mr. Rueckl of 183,600 shares and 82,260 shares, respectively, on December 18, 2009.  One-third of the performance shares vest on the grant date, with the remaining shares vesting equally on the first and second anniversary of the grant date.  Mr. Lynn’s termination of employment during fiscal year 2009 resulted in the forfeiture of his performance share grant.

3)These amounts represent stock options granted as described in the “Long–term Incentive Compensation – Stock Options” section discussed above.  Stock options were granted at 100% of the fair market value of our common stock on the date of grant.  The estimated option value has been determined by application of the Black-Scholes pricing model based upon the following option pricing assumptions:  weighted average expected term of the options of 4.6 years; stock price volatility of 49.0%; forfeiture rate of 13.0%; risk free interest rate equal to the 5 year U.S. Treasury constant maturities rate per the Federal Reserve Statistical Release as of the date of grant.  The assumptions used in the valuation are based upon experience, and are not a forecast of future stock price or volatility. Options vest ratably over a three-year period beginning one year from the date of grant and expire eight years following the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

The following table summarizes the equity awards we have made to the named executive officers that were outstanding as of October 31, 2009.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)
Vincent Riera	12/10/08	-		-				183,600	(1)	$811,512	(4)
	12/11/08	-		255,000	(2)	$1.02	12/11/16	-		-
	3/26/08	-		-		-		11,400	(3)	$50,388	(4)
	3/26/08	14,266	(5)	28,534	(5)	2.96	3/26/16	-		-
	4/16/07	50,000	(6)	50,000	(6)	4.55	4/16/15	-		-
	4/16/07	-		-		-		9,000	(7)	$39,780	(4)
Robert J. Rueckl	12/10/08	-		-				82,260	(1)	$363,589	(4)
	12/11/08	-		114,200	(2)	1.02	12/11/16	-		-
	3/26/08	-		-		-		8,800	(3)	$38,896	(4)
	3/26/08	11,000	(5)	22,000	(5)	2.96	3/26/16	-		-
	12/7/05	11,250	(8)	3,750	(8)	7.60	12/7/13	-		-
	6/27/05	40,000	(9)	-		7.38	6/27/13	-		-
James T. Lynn (10)	12/11/08	109,900		-		1.02	12/11/16	-		-
	3/26/08	43,300		-		2.96	3/26/16	-		-

1)Represents performance shares earned but not yet vested under the 2009 Executive Incentive Plan.  The performance shares earned vest as to one-third of the shares on each of 12/18/09, 12/18/10 and 12/18/11.  In the event employment with the Company is terminated by the Company without cause, by the employee for good reason or upon occurrence of a change in control, the unvested portion of these awards will become immediately exercisable, and will remain exercisable throughout their entire term.

2)The vesting dates for the 12/11/08 option grants are 12/11/09, 12/11/10 and 12/11/11.  In the event employment with the Company is terminated by the Company without cause, by the employee with good reason or upon occurrence of a change in control, the unvested portion of these stock options will become immediately exercisable and will remain exercisable throughout their entire term.

3)Represents the performance shares earned but not yet vested under our 2008 Executive Incentive Plan.  The vesting dates for the performance shares earned on 12/10/08 are 12/10/08, 12/10/09 and 12/10/10.  In the event employment with the Company is terminated by the Company without cause, by the employee with good reason or upon occurrence of a change in control, the unvested portion of these awards will become immediately exercisable and will remain exercisable throughout their entire term.

4)Market value calculated using the closing stock price on October 30, 2009 of $4.42.
5)The vesting dates for the 3/26/08 option grants are 12/10/08, 12/10/09 and 12/10/10.  In the event employment with the Company is terminated without cause, by the employee with good reason or upon occurrence of a change in control, all outstanding options will become immediately exercisable and will remain exercisable throughout their entire term.

6)The vesting dates for the 4/16/07 option grant are 4/16/08, 4/16/09, 4/16/10 and 4/16/11.  In the event Mr. Riera’s employment with the Company is terminated by the Company without cause, by Mr. Riera for good reason or upon his termination for any reason other than cause after a change in control, all unvested shares shall vest.

7)The vesting dates for the 4/16/07 stock grant are 4/16/08, 4/16/09, 4/16/10 and 4/16/11.  In the event Mr. Riera’s employment with the Company is terminated by the Company without cause, by Mr. Riera for good reason or upon his termination for any reason other than cause within 24 months following a change in control, all unvested awards shall vest.

8)The vesting dates for the 12/7/05 option grant are 12/7/06, 12/7/07, 12/7/08 and 12/7/09.
9)The vesting date for the 6/27/05 option grant was 10/26/05.
10)Mr. Lynn’s employment as Vice President and Chief Technology Officer was terminated without cause on July 10, 2009.  In accordance with the provisions of the 12/11/08 and 3/26/08 option grants, upon termination without cause, all outstanding options became immediately vested and exercisable.  They will remain so until their expiration date.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises by the named executive officers during the year ended October 31, 2009.  Stock and performance shares vested during the fiscal year ended October 31, 2009 were as follows:

	Stock Awards				Performance Shares
Name	Number of Shares Acquired on Vesting (#)		Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Vincent P. Riera	3,029	(1)	1,471	$11,520	5,700	(2)	5,472	(2)
Robert J. Rueckl	-		-	-	4,400	(2)	4,224	(2)
James T. Lynn	-		-	-	17,300	(3)	53,398	(3)

1)  Mr. Riera received 18,000 shares of restricted stock which vest on 4/16/08, 4/16/09, 4/16/10 and 4/16/11.  All unvested awards shall vest if the Company terminates Mr. Riera’s employment without cause or Mr. Riera terminates employment for good reason within 24 months following a change in control (as each term is defined in Mr. Riera’s employment agreement with the Company).  Value realized on vesting was calculated using the closing stock price on 4/16/09 of $2.56.

2) The vesting dates for the 2008 fiscal year performance shares are 12/10/08, 12/10/09 and 12/10/10.  In the event employment with the Company is terminated without cause, by the employee with good reason or upon occurrence of a change in control, all outstanding shares will become immediately vested and released.  Value realized on vesting was calculated using the closing stock price on 12/10/08 of $0.96.

3) Mr. Lynn employment as Vice President and Chief Technology Officer was terminated without cause on July 10, 2009.  5,767 shares vested on 12/10/08.  At that time he realized a value of $5,536, using the closing stock price of $0.96 on 12/10/08.  Per the provisions of the performance share agreement, upon termination without cause all outstanding shares are immediately vested and released.  Upon reaching the end of his recision period, the remaining 11,533 shares vested and Mr. Lynn realized a value of $47,862, using the closing stock price of $4.15 on 8/4/09.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL; TERMINATION

The Company has entered into employment agreements with Mr. Riera and Mr. Rueckl.  Each of the agreements, after its initial term, is subject to an automatic one-year extension, unless terminated prior to that date.  All employment agreements are on calendar year renewal.

Under the employment agreements for the named executive officers, the Company is required to pay severance benefits in connection with certain terminations of employment, including a termination in connection with a change in control of the Company.  In addition, the named executive officers have stock option agreements that provide for accelerated vesting of awards in connection with certain terminations of employment or a change in control of the Company.  See footnotes to the “Outstanding Equity Awards at Fiscal 2009 Year-End” table for specific detail.

Potential Payments upon Termination

Death or Disability
Upon termination by reason of death or disability, the named executive officer shall be entitled only to accrued but unpaid salary through the date of termination, together with any other benefit or payment provided under the Company’s plans, policies or programs in accordance with their terms.

Cause or Without Good Reason
The Company may terminate the agreement and the executive’s employment for cause (as defined in the employment agreements) upon ten day’s prior written notice to the executive.  The executive may terminate their agreement and his employment without good reason (as defined in the employment agreements) upon thirty days’ prior written notice to the Company.  Upon termination for cause or without good reason, the executive shall be entitled only to accrued but unpaid salary through the date of termination, together with any other benefit or payment provided under the Company’s plans, policies or programs in accordance with their terms.

Good Reason or Without Cause

The Company may terminate the agreement and the executive’s employment without cause upon thirty days’ prior written notice to Executive.  The executive may terminate his employment for good reason upon thirty days’ prior written notice to the Company.  Upon termination for good reason or without cause, the executive shall be entitled to his respective benefits as outlined in the table below.

Conditions
The named executive officer’s severance benefits are conditioned upon the execution of a release of claims in favor of the Company, the return to the Company of all policy and procedure manuals, records, notes, data, memoranda, and reports of any nature (including computerized and electronically stored information) which are in the executive’s possession and/or control that relate to (i) the confidential business information of the Company or any of its subsidiaries, (ii) the business activities or facilities of the Company or its past, present, or prospective clients, and the affirmation of certain non-disclosure and non-solicitation restrictive covenants with respect to our confidential business information, including proprietary information, intellectual property, trade secrets, customers (one year non-solicit) and employees (one year non-solicit).  In addition, the named executive officers may not compete with the Company for a period of one year after the date of termination.

Right of Recapture
In the event that within one year after termination of the agreement and the executive’s employment, the Company determines that the executive engaged in any activity prior to termination which would have constituted a basis for termination by the Company for cause while employed by the Company, or if the executive breaches the restrictive covenants of the agreement, then (i) the Company shall have no further obligations to pay the lump sum severance payment or to continue providing the executive and his spouse and dependents with health and other welfare benefits; (ii) upon written notice to the executive from the Company, the executive shall pay to the Company within ten business days any lump severance payment received by the executive and (iii) if the executive has exercised any stock options granted to him by the Company, the executive shall pay to the Company, within ten business days after written notice from the Company, the difference between (A) the aggregate fair market value on the date (or dates) of exercise of the shares subject to stock options which were exercised by the executive on or after the date which is one year prior to the executive’s termination of employment and (B) the aggregate exercise price of such stock options.

Right to Exercise
Options expire on the date determined by the Board of Directors but no later than ten years from the grant date.  Options granted on March 14, 2002 and after expire on their eight year anniversary, subject to early forfeiture in the event of termination of employment.

Certain of the options and restricted stock granted and outstanding under the 2006 Stock Incentive Plan will immediately vest upon a change in control and be exercisable throughout the entire term of the award, and any restriction periods or other restrictions imposed on restricted stock will lapse.  The options and restricted stock awards and the applicable vesting and change in control provisions are reported in the "Outstanding Equity Awards at Fiscal 2009 Year-End" table and footnotes above.

Potential Payments upon Change in Control

A change in control as defined in the employment agreements includes any of the following events:

•	The replacement of a majority of our directors;
•	The acquisition of 50% or more of our voting securities by any non-participant of the Company’s Stock Incentive Plan;
•	The consummation of any merger or business combination that requires the approval of the Company’s stockholders;
•	The complete liquidation or dissolution of the Company or the sale of all or substantially all of the Company’s assets; or
•	The occurrence of any other event that the Board determines constitutes a change in control.

In the event that an executive’s employment agreement continues for two years after a change in control, each of the named executive officers will: (a) receive a lump sum as stated in their individual agreement, (b) be eligible for annual cash bonus compensation based on bonus amounts and performance criteria determined by our Board of Directors, (c) be eligible for stock option and restricted stock grants in accordance with our stock option plan and at the discretion of the Board, and (d) be eligible for other employee benefit plans and programs similar to those available to our other senior executives.

Summary Table of Potential Payments upon Termination or Change in Control Scenarios

The following table estimates the incremental value of amounts that would be payable to Mr. Riera and Mr. Rueckl in each of the specified circumstances assuming termination or a change in control occurred on October 31, 2009.  Amounts associated with the equity based awards are based on the per share closing market price of our common stock on October 30, 2009 (the last trading day of the Company’s fiscal year 2009) of $4.42.  Mr. Lynn’s employment as Vice President and Chief Technology Officer of the Company was terminated without cause on July 10, 2009.  The table below shows the amounts payable to Mr. Lynn as a result of the termination.

Event	Vincent P. Riera	Robert J. Rueckl	James T. Lynn (7)
Termination by the Company Without Cause or by the NEO for Good Reason
Cash Severance(1)	$780,000	$262,080	$252,000
Non-Equity based Incentive Compensation (2)	233,833	104,780	37,447
Benefits and Perquisites (3)	25,726	11,933	1,522
Accelerated Vesting on Unvested Restricted Stock/Units (4)	90,168	38,896	47,862
Accelerated Vesting on Unvested Options (5)	908,660	420,400	395,514
Total	$2,038,387	$838,089	$734,345
Change in Control - At the Time of the Change in Control
Accelerated Vesting on Unvested Restricted Stock/Units (4)	90,168	38,896	-
Accelerated Vesting on Unvested Options (5)	908,660	420,400	-
Total	$998,828	$459,296	$-
Change in Control - No Termination of Employment For Two Years
Cash Retention Bonus(6)	$780,000	$262,080	$-
Total	$780,000	$262,080	$-
Change in Control - Termination by the Company Without Cause or by the NEO for Good Reason Less than 2 Years after CIC
Cash Severance(1)	$780,000	$262,080	$-
Non-Equity based Incentive Compensation (2)	233,833	104,780	-
Benefits and Perquisites (3)	25,726	11,933	-
Total	$1,039,559	$378,793	$-

1)If the executive’s employment is terminated by the Company without cause or by the executive for good reason, then Mr. Riera will receive two times his base salary, and Mr. Rueckl will receive one times his base salary, to be paid in a lump sum within 10 business days following termination or two years from date of change in control.

2)The amount represents short-term cash compensation earned under the 2009 EIP.  Executives are entitled to the cash incentive only if it has been earned in accordance with the terms of the Company’s incentive plan.  In 2009, the executives earned 100% of their target cash incentive compensation under this plan.  See the short term compensation section above for additional information.

3)The executives are entitled to continuation of health and other welfare benefits (including life, accident and disability benefits) to the executive and his spouse and dependents under the benefit plans in which they participated on the date of the their termination, for eighteen months in the case of Mr. Riera, and twelve months in the case of Mr. Rueckl following the date of the executive’s termination on substantially the same terms and conditions (including contributions by the executive) as in effect immediately prior to the executive’s termination. To the extent that the health and other welfare benefits cannot be provided after termination of employment under applicable law or the terms of the benefit plans then in effect (and cannot be provided through the Company’s paying the applicable premium for the executive under cobra), the Company shall pay to the executive such amount as is necessary to provide the executive, on an after-tax basis, with an amount equal to the cost of acquiring, for the executive and his spouse and dependents, (on a non-group basis) those health and other welfare benefits that would otherwise be lost as a result of the executive’s termination.

4)Upon the Company terminating the executive without cause or the executive terminates his employment for good reason within 24 months of a change in control, all outstanding restricted stock and restricted stock units will become immediately vested and all restrictions will lapse.  As of October 31, 2009, Mr. Riera held 9,000 shares of unvested restricted stock that were granted upon his hire and 11,400 performance shares that were earned under the Company’s 2008 EIP.  As of October 31, 2009, Mr. Rueckl held 8,800 performance shares that were earned under the Company’s 2008 EIP.  The value of accelerated vesting was calculated by multiplying the number of shares as to which accelerated vesting would occur by the Company’s closing stock price on October 30, 2009 of $4.42.

5)The amounts shown represent the number of shares as to which accelerated vesting would occur with respect to “in-the-money” options as of October 31, 2009 multiplied by the difference between the closing price of our stock on that date and the exercise price of the stock option.

6)If the executive’s employment continues two years after a change in control, then Mr. Riera will receive two times his base salary, and Mr. Rueckl will receive one times his base salary, to be paid in a lump sum then in effect, within ten business days following the second anniversary of the change in control.

7)Mr. Lynn employment with the Company as Vice President and Chief Technology Officer was terminated without cause on July 10, 2009.  The table reflects actual amounts Mr. Lynn received upon termination.  Per the provisions of the performance share agreements, upon termination without cause all of Mr. Lynn’s outstanding shares were immediately vested and released.  Upon reaching the end of his rescission period, the remaining 11,533 shares vested and Mr. Lynn realized a value of $47,862.  Per the provisions of the stock option agreement, upon termination without cause certain of Mr. Lynn’s outstanding shares immediately vested.  Upon reaching the ened of his rescission period, the remaining shares vested and Mr. Lynn realized the value listed.  Both values were calculated using the closing stock price of $4.15 on 8/4/09.

OTHER INFORMATION

The Board of Directors knows of no other matters that may come before the meeting.  However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/ Robert J. Rueckl
Robert J. Rueckl
Corporate Secretary

APPENDIX A

PLATO LEARNING, INC.

1993 Employee Stock Purchase Plan
(As Amended and Restated Effective January 1, 2010)

1.           Purpose.  The purpose of the 1993 Employee Stock Purchase Plan (the “Plan”) is to provide employees of PLATO Learning, Inc. (the “Company”) and certain of its subsidiaries an incentive to continue in the employment of such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of Common Stock of the Company, par value $.01 per share (the “Stock”), at prices less than the then current market price thereof.  The Plan is an “employee stock purchase plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.           Eligibility.                      Participation in the Plan shall be open to all Eligible Employees.  “Eligible Employee” shall mean any individual who has been an employee of the Company or of any subsidiary corporation for which the Company is the “parent corporation” within the meaning of section 424(e) of the Code (a “Participating Subsidiary”), but excluding (a) any employee who is customarily employed less than 20 hours per week; (b) any employee who is customarily employed for not more than five months in any calendar year; and (c) any employee who would, after a purchase of shares of Stock under the Plan, own or be deemed to own (under Section 424(d) of the Code), 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.  Notwithstanding any other provision of this Plan to the contrary, however, no Eligible Employee shall be granted a right to purchase Stock under this Plan if such right would allow the Eligible Employee to purchase shares under all employee stock purchase plans of the Company and its parent and its subsidiaries to which section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of such stock for each calendar year for which such right is outstanding (determined at the time such right is granted), all determined in the manner provided by section 423(b)(8) of the Code.

3.           Effective Date of Plan.  This Plan, as amended and restated, shall become effective on January 1, 2010 or such other date as may be specified by the Board of Directors (the “Board”) of the Company, provided that in no event shall the amendment and restatement of this Plan become effective unless within 12 months of the date of its adoption by the Board it has been approved at a duly called meeting of the stockholders of the Company.  Prior to this amendment and restatement, this Plan was most recently amended and restated effective March 21, 2007.

4.           Purchase Periods.  “Purchase Period” shall mean each calendar quarter starting on January 1, April 1, July 1 and October 1.  “Purchase Date” shall mean the last business day of such calendar quarter.  The first Purchase Period shall commence on the date designated by the Board or a committee of directors not eligible to participate in the Plan (the “Committee”) designated by the Board to administer the Plan, and shall end on the first Purchase Date thereafter.  Each subsequent Purchase Period shall end on the next following Purchase Date.  The Board shall have the power to change the duration and timing of the Purchase Periods under the Plan on a prospective basis without shareholder approval, provided that such change does not result in a Purchase Period of longer than six months and such change is announced no later than seven days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

5.           Enrollment.  An Eligible Employee shall become entitled to enroll in the Plan 30 days after his or her date of hire.  To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization form for the purpose of purchasing shares of Stock hereunder (an “Authorization”) which shall become effective the first day of the Purchase Period immediately following the date on which such Authorization is delivered (or, if such Authorization is received after any enrollment deadline established by the Committee for such Purchase Period, the Purchase Period immediately thereafter).  An Eligible Employee shall become a participant in the Plan (a “Participant”) upon the first day of the Purchase Period for which the Authorization is effective.

6.           Authorizations; Payroll Deductions.

(a)
Effectiveness of Authorization.  An Authorization shall remain in effect until a new or revised Authorization is submitted by the Participant, the Authorization is terminated by the Participant, or the Plan terminates.

(b)
Payroll Deductions.  A Participant shall specify in his or her Authorization the payroll deductions to be made under the Plan by the Participant’s employer for each payroll period.  Such payroll deductions may be expressed as a fixed dollar amount of the Participant’s pay or as determined in the discretion of the Committee, and also may be subject to a minimum and/or maximum payroll deduction amount established from time to time by the Company or the Committee.  Payroll deductions shall be credited to the Participant’s account and used for purchases of Stock under the Plan.  Payroll deductions for a Participant under the Plan in any one calendar year shall not exceed the lesser of (i) $21,250 (or such other amount that does not result in purchases of Stock in excess of the limit set forth in section 423(b)(8) of the Code) or (ii) such dollar amount as may be established from time to time by the Committee, provided that such dollar amount is fixed prior to the first day of the calendar year for which such dollar amount will first apply.  No interest shall at any time accrue with respect to any payroll deductions or other amounts credited to the account of a Participant.

(c)
Amended Authorizations.  A Participant may amend his or her Authorization (i) one time (or such greater number of times as may be established from time to time by the Committee in its discretion) during the Purchase Period to decrease the amount or percentage of his or her payroll deductions; and (ii) effective for the first paycheck of a new Purchase Period, to either increase or decrease the amount of payroll deductions.  An amended Authorization must be submitted in the form specified by the Company in order to be given effect.  A request for a decrease in payroll deductions during a Purchase Period shall be effective for the next paycheck if submitted to the Participant’s employer not later than the deadline for such request, which is seven days prior to the next paycheck, or as may be established from time to time by the Committee, and if received after such deadline, the paycheck immediately thereafter.  A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Purchase Period must be submitted to the Participant’s employer no later than the deadline for enrollment for such Purchase Period pursuant to Section 5.

(d)
Adjustment to Payroll Deductions to Comply with Applicable Limitations.  To the extent necessary to ensure that the limitations set forth in Section 2 and Section 6(b) are met with respect to any Participant, a Participant’s payroll deductions under this Plan may be decreased to zero by the Company at any time during a Purchase Period.  Payroll deductions under this Plan shall automatically recommence in the amounts or at the rate provided in the most recent Authorization on file for the Participant, beginning with the first payroll starting on or after January 1 of the next calendar year, unless the Participant’s participation in the Plan terminates before such date.

(e)
Suspension of Payroll Deductions.  Notwithstanding any provision of this Section 6 to the contrary, a Participant may suspend payroll deductions at any time.  The suspension must be submitted in the form specified by the Company in order to be given effect.  A suspension in payroll deductions shall be effective for the next paycheck if submitted to the Participant’s employer not later than the deadline for submission of such suspensions, which is seven days prior to the next paycheck, or as may be established from time to time by the Committee, and if received after such deadline, shall be effective with the paycheck immediately thereafter.  Such suspension shall not terminate the Participant’s participation in or rights under the Plan.  Payroll deductions shall resume as of the first day of the first full payroll period following the Participant’s delivery of a new or revised Authorization.

7.           Purchases.  On each Purchase Date the amount of payroll deductions then credited to the Participant’s account under the Plan for the Payment Period will be applied to the purchase of the number of whole or fractional shares of Stock determined by dividing (i) such amount by (ii) the Purchase Price (as defined in Section 8) for the Purchase Period, provided that the maximum number of shares of Stock that may be purchased by a Participant during any Purchase Period is 25,000. Any cash balance remaining in a Participant’s account after a Purchase Date as a result of the limitations set forth in this Section or Section 2 shall be repaid to the Participant as soon as administratively practicable.

8.           Purchase Price.  The purchase price (the “Purchase Price”) per share of Stock hereunder for any Purchase Period shall be 85% of the Fair Market Value of a share of Stock on (a) the first day of the Purchase Period or (b) the Purchase Date (in each case rounded to the closest full cent), whichever is lower.  The “Fair Market Value” of a share of Stock shall be deemed to be the closing price of the Stock on the NASDAQ Global Market (or if the Stock is not then listed on the NASDAQ Global Market, on such other national securities exchange or market on which the Stock is then listed) on the date for which it is being determined, or if there shall be no such sale of the Stock on such day, on the last preceding day for which such a sale is reported.

          9.           Delivery and Custody of Shares.  Shares purchased by a Participant pursuant to the Plan will be delivered to the custody of an investment or financial firm designated by the Company or the Committee (the “Custodian”).  Such shares will be registered in nominee or street name and held by the Custodian for the benefit of the Participant.  The Committee may require that shares be retained with such Custodian or other designated broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares.  The Custodian shall, in accordance with procedures adopted by the Custodian, facilitate the Participant’s voting rights attributable to shares of Stock held in a Participant’s account.

By appropriate instructions to the Custodian, a Participant may from time to time direct the Custodian to deliver to the Participant all or part of the shares held by the Custodian in his or her account or to sell such shares and deliver to the Participant the proceeds therefrom, less applicable expenses.  Any such sale or withdrawal shall be made in whole shares, and the Custodian or the Company will purchase any fraction of a share in the Participant’s account at the same price that the whole shares are sold in the market or, in the case of withdrawal, the Fair Market Value of the shares on the date of such withdrawal.

A Participant may request that a stock certificate be issued to him or her evidencing the number of shares of Stock purchased on his or her behalf under the Plan for which he or she has not previously received a stock certificate; provided, however, that such certificate shall remain in the custody of the Company, the Custodian or the Company’s transfer agent for such period as the Company deems necessary in order for it to track disqualifying dispositions of the shares represented by the stock certificate or perform its reporting obligations.  Certificates will not be issued for fractional shares; and provided further, that no certificate shall be issued for fewer than nine shares.

10.           Dividends.  Stock dividends and other distributions in shares of Stock held by the Custodian shall be issued to the Custodian and held by it for the accounts of the Participants entitled to such dividends or distributions.  Cash distributions other than dividends, if any, on shares of Stock held by the Custodian will be paid currently to the Participants entitled such distributions.  Cash dividends received by the Custodian on shares of stock may be reinvested in additional shares of Stock for the accounts of the Participants entitled to such dividends.  In addition, the Participant may elect to receive dividends in cash by following the procedures established by the Custodian.

11.           Death of Participant.  In the event of the death of a Participant, the Company shall deliver cash and/or shares of Stock, if any, held in the Participant’s account under the Plan in the event of such Participant’s death to the Participant’s estate upon proper showing of authority.  Notwithstanding the foregoing, the Committee, in its sole discretion, may permit Participants to file a written designation of a beneficiary who is to receive such shares of Stock and cash, if any, from the Participant’s account in the event of his or her death, which designation, if made, shall govern in lieu of the result required by the first sentence of this Section.

12.           Elective Termination of Participation.  A Participant may elect to terminate participation in the Plan at any time by notice delivered to his or her employer in the form specified by the Company.  The Committee may establish a deadline by which such notice must be delivered in order to be effective to terminate participation for a Purchase Period.  A Participant’s participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including termination of employment, death or retirement.  A Participant may not reinstate participation in the Plan with respect to a particular Purchase Period after terminating participation with respect to that Purchase Period.  The payroll deduction amounts credited to the Participant’s account as of the date of termination of his or her participation in the Plan (or, the case of the Participant’s elective termination, the date on which the Participant’s notice of termination is received) shall be returned to the Participant or his or her legal representative promptly; provided, however, that if the date of termination (or, in the case of the Participant’s elective termination of participation, the date of delivery of the Participant’s notice of termination) occurs after such reasonable cutoff date, which is seven days prior to the purchase date, or as may be established by the Committee, the Participant’s payroll deduction amounts instead will be applied to the purchase of shares of Stock on the Purchase Date for the Purchase Period.  Any shares of Stock held for the benefit of such employee shall remain in the Participant’s account until the Participant or his or her legal representative (i) instructs the Custodian to sell the shares on his behalf, or (ii) requests that certificates be issued in the manner described in Section 9 of this Plan.

13.           Termination or Amendment of the Plan.  The Company, by action of the Board, or the Committee may terminate the Plan at any time.  Notice of termination shall be given to Eligible Employees, but any failure to give such notice shall not impair the effectiveness of the termination.

Without any action being required, the Plan will terminate in any event if the maximum number of shares of Stock to be sold under the Plan (as provided in Section 18) has been purchased.  If at any time the number of shares remaining available for purchase under the Plan is not sufficient to satisfy all then outstanding purchase rights, the Board or the Committee may determine an equitable basis of apportioning available shares among all eligible employees on whose behalf purchases would otherwise be made under the Plan.

The Board or the Committee may amend the Plan from time to time in any respect in order to meet changes in legal requirements or for any other reason; provided, however, that no such amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (b) increase the maximum number of shares of Stock which may be purchased under the Plan, unless such an increase is approved by the Company’s shareholders, (c) cause the Purchase Price of the Stock for any Purchase Period to be less than the lesser of 85% of the Fair Market Value of the Stock on the first day of the Purchase Period or the Purchase Date or (d) adversely affect of the Plan’s status as an employee stock purchase plan under section 423 of the Code.

14.           Non-Transferability.  Rights acquired under the Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by a Participant.

15.           Stockholders’ Rights.  No Eligible Employee shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he or she acquires shares of Stock as herein provided.

16.           Administration of the Plan.  The Plan shall be administered by the Committee.  Members of the Committee may be appointed from time to time by the Board and shall be subject to removal by the Board.  The decision of a majority in number of the members of the Committee in office at the time shall be deemed to be the decision of the Committee.

The Committee, from time to time, may approve the forms of any documents or writings provided for in the Plan, may adopt, amend and rescind rules and regulations not inconsistent with the Plan for carrying out the Plan and may construe the Plan.  The Committee may delegate its responsibility for day-to-day administration of the Plan to one or more employees of the Company or any of the Participating Subsidiaries, and may delegate the responsibility for maintaining all or a portion of the records pertaining to Participants’ accounts to persons not affiliated with the Company or the Participating Subsidiaries.  All expenses of administering the Plan shall be paid by the Company and the Participating Subsidiaries, as determined by the Committee.  The Plan shall be administered so as to ensure that all Participants have the same rights and privileges as required by section 423(b)(5) of the Code.

17.           Statements and Records.  The Custodian or other person(s) appointed by the Committee shall maintain the records of the Plan.  As soon as practicable after each Purchase Date, individual statements showing the activity of the Participant’s account since the preceding Purchase Date, including the number of shares of Stock purchased on that Purchase Date on behalf of the Participant and the Purchase Price paid, will be delivered to each Participant.   Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.

18.           Maximum Number of Shares; Adjustments.  The maximum number of shares of Stock which may be purchased under the Plan is 700,000, subject to adjustment as hereinafter set forth.  Stock sold hereunder will be authorized but unissued or reacquired shares.  If any change is made to the Stock by reason of a stock dividend, stock split, reverse stock split or other capital readjustment, recapitalization, reorganization or similar equity restructuring, appropriate action shall be taken by the Committee to adjust any or all of the number and type of shares subject to the Plan, the number and type of shares subject to outstanding purchase rights and the Purchase Price with respect to any Purchase Period during which such change occurs.

In the event of a Corporate Change (as herenafter defined), the Purchase Date for all stock purchase rights then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such Corporate Change and upon such effective date any unexercised stock purchase rights shall expire and the Company promptly shall refund to each Participant the amount of such Participant’s payroll deductions under the Plan which have not yet been used to purchase Stock.  For purposes of the foregoing, a Corporate Change shall be (i) the merger, consolidation or other reorganization of the Company in which the outstanding Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of the Company), cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to any other corporation or entity (except a direct or indirect wholly owned subsidiary of the Company), or (iii) the adoption by the stockholders of the Company of a plan of liquidation or distribution, unless a successor corporation assumes or substitutes new stock purchase rights (within the meaning of section 424(a) of the Code) for all stock purchase rights then outstanding.

19.           Miscellaneous.  Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an eligible employee shall be delivered to his employer and, subject to any limitations specified in the Plan, shall be effective when so delivered.

The Plan, and the Company’s obligation to sell and deliver shares of Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.  Inability of the Company to obtain from any regulatory or governmental agency  authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him or her the amount of his or her payroll deductions under the Plan which would otherwise have been used to purchase shares of Stock on a Purchase Date.

All provisions of the Plan shall be construed in accordance with the laws of the State of Delaware except to the extent preempted by federal law.

APPENDIX B

PLATO LEARNING, INC.
2006 STOCK INCENTIVE PLAN

Article 1.	Establishment, Objectives and Duration	1
Article 2.	Definitions	1
Article 3.	Administration	7
Article 4.	Shares Subject to the Plan and Maximum Awards	8
Article 5.	Eligibility and Participation	9
Article 6.	Options	9
Article 7.	Stock Appreciation Rights	13
Article 8.	Restricted Stock and Restricted Stock Units	13
Article 9.	Performance Shares	14
Article 10.	Other Stock Awards	15
Article 11.	Performance Measures	15
Article 12.	Beneficiary Designation	16
Article 13.	Deferrals and Code Section 409A	17
Article 14.	Rights of Participants	17
Article 15.	Amendment, Modification and Termination	17
Article 16.	Nontransferability of Awards.	19
Article 17.	Withholding	20
Article 18.	Indemnification	20
Article 19.	Successors	20
Article 20.	Breach of Restrictive Covenants	20
Article 21.	Legal Construction	21

PLATO LEARNING, INC. 2006 STOCK INCENTIVE PLAN

ARTICLE 1.                      ESTABLISHMENT, OBJECTIVES AND DURATION

1.1           Establishment of the Plan.  PLATO Learning, Inc., a Delaware corporation, hereby establishes this PLATO Learning, Inc. 2006 Stock Incentive Plan (the "Plan") as set forth herein.  Capitalized terms used but not otherwise defined herein will have the meanings given to them in Article 2.  The Plan permits the grant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and other Stock Awards.

The Board of Directors of the Company approved the Plan on December 8, 2005.  The Plan shall become effective upon its ratification by an affirmative vote at the annual meeting of stockholders of the Company to be held on March 2, 2006, and will remain in effect as provided in Section 1.3 hereof.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

1.3           Duration of the Plan.  The Plan will commence on the Effective Date, as described in Article 2, and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15, until all Shares subject to it pursuant to Article 4 have been issued or transferred according to the Plan's provisions.  In no event may an Award be granted under the Plan on or after the tenth annual anniversary of the Effective Date.

ARTICLE 2.                      DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

"Affiliates" means (a) for purposes of Incentive Stock Options, any corporation that is a Parent or Subsidiary of the Company, and (b) for all other purposes hereunder, an entity that is (directly or indirectly) controlled by, or controls, the Company.

"Award" means, individually or collectively, a grant under this Plan to a Participant of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Stock Awards.

"Award Agreement" means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award or Awards granted to the Participant or the terms and provisions applicable to an election to defer compensation under Section 8.2.

"Board" or "Board of Directors" means the Board of Directors of the Company.

"Cause" shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Company or an Affiliate.  If there is no employment, consulting, or other written agreement between the Participant and the Company or an Affiliate, or if such agreement does not define "Cause," then "Cause" shall have the meaning specified by the Committee in connection with the grant of any Award; provided, that if the Committee does not so specify, "Cause" shall mean the Participant's:

(a)
willful neglect of or continued failure to substantially perform his or her duties with or obligations for the Company or an Affiliate in any material respect (other than any such failure resulting from his or her incapacity due to physical or mental illness);

(b)	commission of a willful or grossly negligent act or the willful or grossly negligent omission to act that causes or is reasonably likely to cause material harm to the Company or an Affiliate; or

(c)	commission or conviction of, or plea of nolo contendere to, any felony or any crime materially injurious to the Company or an Affiliate.

An act or omission is "willful" for this purpose if it was knowingly done, or knowingly omitted, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company or an Affiliate.  Determination of Cause shall be made by the Committee in its sole discretion, and may be applied retroactively if, after the Participant terminates Service, it is discovered that Cause occurred during Participant’s Service.

"Change in Control" means the occurrence of any one or more of the following:

(a)
Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company representing fifty percent (50%) or more of the voting power of the Company’s then outstanding stock; provided, however, that a Change in Control shall not be deemed to occur by virtue of any of the following acquisitions:  (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(b)
Any person or persons acting as a group acquires ownership of stock that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or voting power of the Company’s then outstanding stock.  The acquisition of Company stock by the Company in exchange for property, which reduces the number of outstanding shares of Company stock and increases the percentage ownership by any person or group to more than 50% of the total fair market value or voting power of the Company’s then outstanding stock will be treated as a Change in Control;

(c)
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(d)
Any person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value of at least forty percent (40%) of the total gross fair market value of all the assets of the Company immediately prior to such acquisition.  For purposes of this section, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with such assets.  The event described in this paragraph (d) shall not be deemed to be a Change in Control if the assets are transferred to (i) any owner of Company stock in exchange for or with respect to the Company's stock, (ii) an entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the entity's total value or total voting power, (iii) any person that owns, directly or indirectly, at least fifty percent (50%) of the total value or voting power of all outstanding Company stock, or (iv) an entity in which a person described in (d)(iii) above owns at least fifty percent (50%) of the total value or voting power.  For purposes of this section, and except as otherwise provided, a person's status is determined immediately after the transfer of the assets; or

(e)	Upon the happening of any other event(s) designated in the Code, or regulations or guidance thereunder, as a Change in Control for purposes of Section 409A of the Code.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person or group owning more than fifty percent (50%) of the total value or voting power of all outstanding Company stock acquires additional Company stock.  In no event will a Change in Control be deemed to have occurred, with respect to the Participant, if an employee benefit plan maintained by the Company or an Affiliate or the Participant is part of a purchasing group that consummates the transaction that would otherwise result in a Change in Control.  The employee benefit plan or the Participant will be deemed “part of a purchasing group” for purposes of the preceding sentence if the plan or the Participant is an equity participant in the purchasing company or group, except where participation is passive ownership of less than two percent (2%) of the stock of the purchasing company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

"Committee" shall mean the Compensation Committee of the Board of Directors, the composition of which shall at all times satisfy the provisions of Code Section 162(m) and shall consist of at least two directors who are "independent directors" within the meaning of the NASDAQ marketplace rules, and "nonemployee directors" within the meaning of Exchange Act Rule 16b-3.

"Company" means PLATO Learning, Inc., a Delaware corporation, and any successor thereto as provided in Article 19.

"Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render services to such entity and who is not a Director or an Employee.

"Director" means any individual who is a member of the Board of Directors.

"Disability" shall have the meaning prescribed by the Committee in any applicable Award Agreement or, in the absence of any such definition, shall mean:

(a)	A physical or mental condition that would qualify a Participant for a disability benefit under the long-term disability plan of the Company applicable to him or her;

(b)	If the Participant is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act;

(c)	When used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of Code Section 22(e)(3); or

(d)	Such other condition as may be determined by the Committee to constitute "disability" under Code Section 409A.

"Effective Date" means March 2, 2006 subject to the Plan's adoption by the Board and approval of the Plan by the Company's shareholders.

"Employee" means any person employed by the Company or an Affiliate in a common law employee-employer relationship.  A Participant shall not cease to be an Employee for purposes of this Plan in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the one hundred and eighty-first (181st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

"Exercise Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

"Fair Market Value" of a Share on any given date shall be determined by the Committee as follows:

(a)
If the Share is listed for trading on the National Association of Securities Dealers, Inc. (NASDAQ) National Market System or one or more national securities exchanges, the last reported sales price on the NASDAQ or such principal exchange on the date in question, or if such Share shall not have been traded on such principal exchange on such date, the last reported sales price on the NASDAQ or such principal exchange on the first day prior thereto on which such Share was so traded;

(b)	If the Share is not listed for trading, by any means determined fair and reasonable by the Committee, which determination shall be final and binding on all parties; or

"Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

"Nonstatutory Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 that is not intended to meet the requirements of Code Section 422.

"Option" means an Incentive Stock Option or a Nonstatutory Stock Option, as described in Article 6.

"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Code Section 424(e).

"Participant" means an Employee, Consultant or Director whom the Committee has selected to participate in the Plan pursuant to Section 5.2 and who has an Award outstanding under the Plan.

"Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) and any regulations promulgated thereunder.

"Performance Period" means the time period during which performance objectives must be met in order for a Participant to earn Performance Shares granted under Article 9.

"Performance Share" means an Award denominated in Shares which may be earned in whole or in part based on the attainment of certain performance objectives specified in the Award Agreement, as described in Article 9.

"Personal Leave" means a leave of absence as described in Section 5.3.

"Plan" means the PLATO Learning, Inc. 2006 Stock Incentive Plan, as set forth in this document, and as amended from time to time.

"Prior Plans" means the following equity incentive plans maintained by the Company:  (i) TRO Learning, Inc. 1997 Stock Incentive Plan; (ii) TRO Learning, Inc. 1997 Non-Employee Directors Stock Option Plan; (iii) PLATO Learning, Inc. 2000 Stock Incentive Plan; (iv) PLATO Learning, Inc. 2000 Nonemployee Directors Stock Option Plan; and (v) PLATO Learning, Inc. 2002 Stock Plan, as amended and including its sub-plan, the PLATO Learning United Kingdom Share Option Plan.

"Restriction Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee, in its sole discretion) or the Restricted Stock is not vested.

"Restricted Stock" means a contingent grant of Shares awarded to a Participant pursuant to Article 8.  The Shares awarded to the Participant will vest over the Restricted Period and according to the time-based or performance-based criteria, specified in the Award Agreement.

"Restricted Stock Unit" or "RSU" means a notional account established pursuant to an Award granted to a Participant, as described in Article 8, that is (a) valued solely by reference to Shares, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Shares.  The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Retirement” means Normal Retirement or Early Retirement.  For purposes of this Plan, “Normal Retirement” means retirement from active employment with the Company and any Affiliate of the Company on or after age 65; or termination of employment on or after (a) reaching the age established by the Company as the normal retirement age in any employment agreement between the Participant and the Company or an Affiliate, or, in the absence of such an agreement (b) reaching age sixty-two with ten years of service with the Company or an Affiliate, provided the retirement is approved by the Chief Executive Officer of the Company, unless the Participant is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee.  For purposes of this Plan, “Early Retirement” means retirement, with consent of the Committee at the time of retirement, from active employment with the Company and any Affiliate of the Company, when a minimum of 70 is determined by totaling the age of the employee and the number of years of service as an active employee with the Company and any Affiliate.

"Service" means the provision of services to the Company or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.  For purposes of this Plan, the transfer of an Employee from the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be a termination of Service.  However, if the Affiliate for which an Employee, Director or Consultant is providing services ceases to be an Affiliate of the Company due to a sale, transfer or other reason, and the Employee, Director or Consultant ceases to perform services for the Company or any Affiliate, the Employee, Director or Consultant shall incur a termination of Service.  In the case of an Award that is subject to Code Section 409A, whether a termination of Service has occurred is determined under Section 13.2.

"Shares" means the shares of common stock, $0.01 par value, of the Company, or any successor or predecessor equity interest in the Company.

"Stock Appreciation Right" or "SAR" means an Award of the contingent right to receive Shares or cash, as specified in the Award Agreement, in the future, based on the value, or the appreciation in the value, of Shares, pursuant to the terms of Article 7.

"Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Code Section 424(f).

"Vested" means, with respect to an Award, that such Award has become fully or partly exercisable; provided, however, that notwithstanding its status as a Vested Award, an Award shall cease to be exercisable pursuant to (and while exercisable shall be subject to)

such terms as are set forth herein and in the relevant Award Agreement.  Similarly, terms such as "Vest," "Vesting," and "Unvested" shall be interpreted accordingly.

ARTICLE 3.                      ADMINISTRATION

3.1           The Committee.  The Plan will be administered by the Committee, or by any other committee appointed by the Board whose composition satisfies the "nonemployee director" requirements of Rule 16b-3 under the Exchange Act and the regulations of Rule 16b-3 under the Exchange Act, the "independent director" requirements of the NASDAQ marketplace rules, and the "outside director" provisions of Code Section 162(m), or any successor regulations or provisions.

3.2           Authority of the Committee.  Except as limited by law and subject to the provisions of this Plan, the Committee will have full power to:  select Employees, Directors and Consultants to participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 16) amend the terms and conditions of any outstanding Award to the extent they are within the discretion of the Committee as provided in the Plan.  Further, the Committee will make all other determinations that may be necessary or advisable to administer the Plan.  As permitted by law and consistent with Section 3.1, the Committee may delegate some or all of its authority under the Plan, including to an officer of the Company to designate the Employees (other than such officer himself or herself) to receive Options and to determine the number of Shares subject to the Options such Employees will receive.

The duties of the Committee or its delegatee shall also include, but shall not be limited to, making disbursements and settlements of Awards, creating trusts, and determining whether to defer or accelerate the vesting of, or the lapsing of restrictions or risk of forfeiture with respect to, Options, Restricted Stock and Restricted Stock Units, and Stock Appreciation Rights.  Subject only to compliance with the express provisions of the Plan, the Committee or its delegatee may act in its sole and absolute discretion in performing the duties specifically set forth in the preceding sentence and other duties under the Plan.

3.3           Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding on all persons, including, without limitation, the Company, its Board of Directors, its shareholders, all Affiliates, Employees, Participants and their estates and beneficiaries.

3.4           Change in Control.  In the event of a Change in Control, the Committee shall have the discretion to accelerate the vesting of Awards, eliminate any restrictions applicable to Awards, deem the performance measures to be satisfied, or take such other action as it deems appropriate, in its sole discretion.   With respect to any Award that is subject to the provisions of Code Section 409A, the Committee’s discretion hereunder shall be limited to the extent that its exercise would not cause such Award to fail to comply with the requirements of Code Section 409A.

Article 4.                      Shares Subject to the Plan and Maximum Awards

4.1           Number of Shares Available for Awards.

(a)
Subject to adjustment as provided below and in Sections 4.2 and 4.3, the maximum number of Shares that may be issued or transferred to Participants under the Plan will be 1,794,904 Shares, which represents the number of Shares available for the grant of future awards under the Company's Prior Plans as of the Effective Date.1  No additional awards will be made under any Prior Plan on or after the Effective Date.  Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.  Notwithstanding anything to the contrary contained herein: (i) all Shares covered by a SAR or Option shall be considered issued or transferred pursuant to the Plan to the extent it is exercised and without regard to whether Shares are actually issued to the Participant upon such exercise; and (ii) the aggregate plan limit above shall not be increased by Shares tendered in payment of an Option Exercise Price, Shares withheld by the company to satisfy a tax withholding obligation, or Shares repurchased by the Company with Exercise Price proceeds from the Participant.

(b)
The total number of Shares that may be issued or transferred in connection with the Awards of Restricted Stock, Restricted Stock Units, Performance Shares or other full value Stock Awards shall not exceed 1,125,000.  The maximum number of Shares that may be issued or transferred to Participants as Incentive Stock Options is 100,000.  The maximum number of Shares and Share equivalent units that may be granted during any calendar year to any one Participant under all types of Awards available under the Plan is 250,000 (on an aggregate basis); provided, however, that (i) the foregoing limit will apply whether the Awards are paid in Shares or in cash; and (ii) the Participant in connection with his or her first year of Service may be granted an additional Award covering not more than an additional 200,000 Shares, which shall not count against the limits set forth initially in this sentence.  All limits described in this Section 4.1(b) are subject to adjustment as provided in Section 4.3.

4.2           Lapsed Awards.  Any Shares subject to an Award under the Plan or the Prior Plan that, on or after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will revert to the Plan and thereafter be deemed to be available again for Award.

4.3 Adjustments in Authorized Shares. If the Shares, as currently constituted, are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether because of a merger, consolidation, recapitalization, reclassification, split, reverse split, combination of shares, or otherwise, but not including a Public Offering or other capital infusion from any source) or if the number of Shares is increased through the payment of a stock dividend, then the

1
As a result of lapsed awards under Prior Plans since the Effective Date as provided in Section 4.2, the maximum number of Shares that may be issued or transferred to Participants under the Plan is 3,041,638 as of December 11, 2008.

Committee shall substitute for or add to each Share that may become subject to an Award the number and kind of shares of stock or other securities into which each outstanding Share was changed, for which each such Share was exchanged, or to which each such Share is entitled, as the case may be.

ARTICLE 5.                      ELIGIBILITY AND PARTICIPATION

5.1           Eligibility.  An Employee shall be deemed eligible for participation upon such Employee's first day of employment.  Additionally, non-Employee Directors and Consultants and/or their representatives who are chosen from time to time at the sole discretion of the Company to receive one or more Awards are also eligible to participate in the Plan.

5.2           Actual Participation.  Subject to the provisions of the Plan, the Committee will, from time to time, select those Employees, non-Employee Directors and Consultants to whom Awards will be granted, and will determine the nature and amount of each Award.

5.3           Personal Leave Status.

(a)
Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant's leave of absence as "Personal Leave."  No Awards shall be granted to a Participant during Personal Leave.  A Participant's Unvested Awards shall remain Unvested during such Personal Leave and the time spent on such Personal Leave shall not count towards the Vesting of such Awards.  A Participant's Vested Awards that may be exercised pursuant to Section 6.6 hereof shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Awards after which time the Option is forfeited unless the Participant has returned from Personal Leave.  Notwithstanding the foregoing, if a Participant returns to the Company from a Personal Leave of less than one year and the Participant's Awards have not expired, the Awards shall remain exercisable and additional vesting will resume for the remaining exercise period as provided at the time of grant and subject to the conditions contained herein.

(b)
The Committee, in its sole discretion, may waive or alter the provisions of this Section 5.3 with respect to any Participant.  The waiver or alteration of such provisions with respect to any Participant shall have no effect on any other Participant.

ARTICLE 6.                      OPTIONS

6.1           Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Employees, non-Employee Directors and Consultants in the number, and upon the terms, and at any time and from time to time, as determined by the Committee.

6.2           Award Agreement.  Each Option grant will be evidenced by an Award Agreement that specifies the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the manner, time and rate of exercise or Vesting of the Option, and such other provisions as the Committee determines.  The Award Agreement will also specify whether the Option is intended to be an ISO or an NQSO.

6.3           Exercise Price.  The Exercise Price for each Share subject to an Option will be determined by the Committee; provided, however, that the exercise price  of any Option shall in all cases be equal to or greater than the Fair Market Value of a Share on the date the Option is granted.

6.4           Duration of Options.  Each Option will expire at the time determined by the Committee at the time of grant, but no later than the tenth anniversary of the date of its grant.

6.5           [Intentionally omitted]

6.6           Exercise of Options.  Options will be exercisable at such times and be subject to such restrictions and conditions as the Committee in each instance approves, which need not be the same for each Award or for each Participant.

6.7           Payment.  The holder of an Option may exercise the Option only by delivering a written notice, or if permitted by the Committee, in its discretion and in accordance with procedures adopted by it, by delivering an electronic notice of exercise to the Company setting forth the number of Shares as to which the Option is to be exercised, together with full payment of the Exercise Price for the Shares and any withholding tax relating to the exercise of the Option.

The Exercise Price and any related withholding taxes (as provided in Article 17) will be payable to the Company in full either:  (a) in cash, or its equivalent, in United States dollars; (b) if permitted in the governing Award Agreement, by tendering Shares owned by the Participant duly endorsed for transfer to the Company, or Shares issuable to the Participant upon exercise of the Option; or (c) any combination of (a) and (b); or (d) by any other means the Committee determines to be consistent with the Plan's purposes and applicable law.  The Committee, in its discretion, may require that no Shares may be tendered until such Shares have been owned by the Participant for at least six months (or such other period determined by the Committee).

6.8           Special Provisions for ISOs.  Notwithstanding any other provision of this Article 6, the following special provisions shall apply to any Award of Incentive Stock Options:

(a)	The Committee may award Incentive Stock Options only to Employees.

(b)
An Option will not constitute an Incentive Stock Option under this Plan to the extent it would cause the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Company and its Affiliates) to exceed $100,000.  Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(c)
If the Employee to whom the Incentive Stock Option is granted owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of the Company or any Affiliate, then:  (i) the Exercise Price for each Share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Share on the Effective Date of the Award; and (ii)

the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the date of grant.

(d)
No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Company's shareholders approve the Plan.  If such shareholder approval is not obtained within 12 months after the Board's adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.  No Option that is intended to be an Incentive Stock Option may be granted under the Plan after the tenth anniversary of the date the Company adopted the Plan or the Company's shareholders approved the Plan, whichever is earlier.

(e)
An Incentive Stock Option must be exercised, if at all, by the earliest of (i) the time specified in the Award Agreement, (ii) three months after the Participant's termination of Service for a reason other than death or Disability, or (iii) twelve months after the Participant's termination of Service for death or Disability.

(f)	An Option that is intended but fails to be an ISO shall be treated as an NQSO for purposes of the Plan.

6.9           Termination of Service.  Unless the applicable Award Agreement provides otherwise and subject to Section 6.8(e):

(a)
If a Participant’s Service with the Company and any Affiliate terminates by reason of death, any Option may thereafter be exercised, to the extent then exercisable, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, but may not be exercised after twelve months from the date of such death or the expiration of the stated term of the Option, whichever period is shorter. In the event of termination of Service by reason of death, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option. Options that are not exercisable at the time of Participant’s death shall expire at the close of business on the date of death.

(b)
If a Participant’s Service with the Company and any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability, but may not be exercised after twelve months from the date of such termination of Service or the expiration of the stated term of the Option, whichever period is the shorter. In the event of termination of Service by reason of Disability, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.

(c)
If a Participant’s Service with the Company and any Affiliate terminates by reason of Retirement, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of termination due to

Retirement, but may not be exercised after thirty-six months from the date of such termination of Service or the expiration of the stated term of the Option, whichever period is the shorter. In the event of termination of Service by reason of Retirement, if, pursuant to its terms, any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option.  Options that are not exercisable at the time of such termination of Service by reason of Retirement shall expire at the close of business on the date of such termination.

(d)
If a Participant’s Service terminates for any reason other than Death, Disability or Retirement, any Option held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Option, whichever period is the shorter. In the event of termination of Service by reason other than Death, Disability or Retirement and if pursuant to its terms any Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the Option will thereafter be treated as a Nonstatutory Stock Option. Options that are not exercisable at the time of such termination of Service shall expire at the close of business on the date of such termination.  In the event a Participant’s Service with the Company is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

Each Option Award Agreement will set forth the extent to which the Participant has the right to exercise the Option after his or her termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Options, and may reflect, among other things, distinctions based on the reasons for termination of Service.  However, notwithstanding any other provision herein to the contrary, no additional Options will Vest after a Participant's Service ceases or has terminated for any reason, whether such cessation or termination is lawful or unlawful.

6.10           Maximum Value Options.  The Committee may establish, in an Option Award Agreement, a maximum potential appreciation that may be delivered with respect to the Participant’s Options.  In the event a Participant exercises his or her Options when the Fair Market Value of the Shares exceeds the maximum potential appreciation threshold set forth in the Award Agreement, the number of Shares delivered to the Participant upon exercise will be reduced as necessary to effect the maximum value restriction.

ARTICLE 7.                      STOCK APPRECIATION RIGHTS

7.1           Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time, as determined by the Committee.  Within the limits of Article 4, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs.

The grant price for any SAR shall be determined by the Committee, but shall in all cases be equal to or greater than the Fair Market Value of a Share on the date the SAR is granted.  .

7.2           Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.3           Award Agreement.  Each SAR grant will be evidenced by an Award Agreement that specifies the grant price, whether settlement of the SAR will be made in cash or in Shares, the term of the SAR and such other provisions as the Committee determines.

7.4           Term of SAR.  The term of a SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years.

7.5           Payment of SAR Amount.  Upon exercise of a SAR with respect to a Share, a Participant will be entitled to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the grant price specified in the Award Agreement.  At the discretion of the Committee, the payment that may become due upon SAR exercise may be made in cash, in Shares or in any combination of the two.

7.6           Termination of Service.  Each SAR Award Agreement will set forth the extent to which the Participant has the right to exercise the SAR after his or her termination of Service.  These terms will be determined by the Committee, in its sole discretion, need not be uniform among all SARs issued under the Plan, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 8.                      RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1           Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee may, at any time and from time to time, grant Restricted Stock or Restricted Stock Units to Participants in such amounts as it determines.

8.2           Award Agreement.  Each grant of Restricted Stock or Restricted Stock Units will be evidenced by an Award Agreement that specifies the Restriction Periods, the number of Shares or Share equivalent units granted, and such other provisions as the Committee determines.

8.3           Other Restrictions.  Subject to Article 12, the Committee may impose such other conditions or restrictions on any Restricted Stock or Restricted Stock Units as it deems advisable, including, without limitation, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, individual, or any combination of them), time-based restrictions on vesting, and restrictions under applicable federal or state securities laws.  The Committee may provide that restrictions established under this Section 8.4 as to any given Award will lapse all at once or in installments.

The Company will retain the certificates representing Shares of Restricted Stock in its possession until all conditions and restrictions applicable to the Shares have been satisfied.

8.4           Payment of Awards.  Except as otherwise provided in this Article 8, Shares covered by each Restricted Stock grant will become freely transferable by the Participant after the last day of the applicable Restriction Period, and Share equivalent units covered by a Restricted Stock Unit Award will be paid out in Shares to the Participant as soon as administratively practicable following the last day of the applicable Restriction Period, or on the date provided in the Award Agreement, but in no event later than 2-1/2 months following the end of the calendar year or the Company’s tax year containing the last day of the Restriction Period.

8.5           Voting Rights.  During the Restriction Period, Participants holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares.

8.6           Dividends and Other Distributions.  During the Restriction Period, Participants awarded Shares of Restricted Stock hereunder will be credited with regular cash dividends paid on those Shares.  Dividends on vested Shares shall be paid at the same time as dividends are paid to other Company shareholders.  Dividends on unvested Shares shall be subject to the same vesting conditions and risk of forfeiture as the underlying Shares, and shall be paid to the Participant no later than 2-1/2 months following the end of the calendar year or the Company’s tax year in which the underlying Shares vest.

An Award Agreement may provide that, during the Restriction Period, Participants awarded Restricted Stock Units shall be credited with dividend equivalents deemed reinvested in additional RSUs which are subject to the same vesting conditions as the underlying RSUs.  Such dividend equivalents shall be subject to the same vesting conditions and risk of forfeiture as the underlying Restricted Stock Units, and will be paid to the Participant as and when the underlying Restricted Stock Units are paid.

8.7           Termination of Service.  Each Award Agreement will set forth the extent to which vesting will be accelerated in connection with a termination of Service.  These terms will be determined by the Committee in its sole discretion, need not be uniform among all Awards of Restricted Stock, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 9.                      PERFORMANCE SHARES

9.1           Grant of Performance Shares.  Subject to the terms of the Plan, Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.  The Award of Performance Shares may be based on the Participant's attainment of performance objectives, or the vesting of an Award of Performance Shares may be based on the Participant's attainment of performance objectives, each as described in this Article 9.

9.2           Value of Performance Shares.  Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.  The Committee will set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value (or both) of Performance Shares that will be paid out to the Participant.  For purposes of this Article 9, the time period during which the performance objectives must be met will be called a "Performance Period" and will be set by the Committee in its discretion.

9.3           Earning of Performance Shares.  Subject to the terms of this Plan, after the applicable Performance Period has ended and the Performance Shares have vested, the holder of Performance Shares will be entitled to receive payout on the number and value of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved.

9.4           Award Agreement.  Each grant of Performance Shares will be evidenced by an Award Agreement specifying the material terms and conditions of the Award (including the form of payment of earned Performance Shares), and such other provisions as the Committee determines.

9.5           Form and Timing of Payment of Performance Shares. Earned and vested Performance Shares will be paid out no later than two and one-half (2-1/2) months following the end of the calendar year or the Company’s tax year in which the Performance Shares are earned and vested.  The Committee will pay earned and vested Performance Shares in the form of cash, in Shares, or in a combination of cash and Shares, as specified in the Award Agreement.  Performance Shares may be paid subject to any restrictions deemed appropriate by the Committee.

9.6           Termination of Service.  Each Award Agreement will set forth the extent to which vesting will be accelerated in connection with a termination of  Service.  These terms will be determined by the Committee, in its sole discretion, need not be uniform among all Awards of Performance Shares, and may reflect, among other things, distinctions based on the reasons for termination of Service.

ARTICLE 10.                                OTHER STOCK AWARDS

           Subject to the terms of the Plan, other Stock Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee determines.

ARTICLE 11.                                PERFORMANCE MEASURES

Unless and until the Committee proposes and the Company's shareholders approve a change in the general performance measures set forth in this Article 11, the performance measure(s) to be used for purposes of Awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives (or in any combination of such alternatives):

(a)	net earnings;

(b)	operating earnings or income;

(c)	earnings growth;

(d)	net income (absolute or competitive growth rates comparative);

(e)           net income applicable to Shares;

(f)	cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(g)           earnings per Share;

(h)           return on shareholders' equity (absolute or peer-group comparative);

(i)           stock price (absolute or peer-group comparative);

(j)	absolute and/or relative return on common shareholders' equity;

(k)           absolute and/or relative return on capital;

(l)           absolute and/or relative return on assets;

(m)           economic value added (income in excess of cost of capital);

(n)	customer satisfaction;

(o)           expense reduction;

(p)	ratio of operating expenses to operating revenues;

(q)	gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative);

(r)	revenue backlog; and

(s)	margins realized on delivered services.

The Committee will have the discretion to adjust targets set for preestablished performance objectives; however, Awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Code Section 162(m), to reflect accounting changes or other events.

If Code Section 162(m) or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining shareholder approval, the Committee will have sole discretion to make such changes without obtaining shareholder approval.  In addition, if the Committee determines it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may grant Awards that do not so qualify.

ARTICLE 12.                                BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits.  Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime.  If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Participant's Award Agreement.

ARTICLE 13.                                DEFERRALS AND CODE SECTION 409A

           13.1           Deferrals.  The Committee may permit or require a Participant to defer receipt of cash or Shares that would otherwise be due to him or her under the Plan upon the vesting or settlement of any Award other than an Option in accordance with any plan adopted for that purpose by the Company or such rules and procedures as the Committee may establish.  Any such plan, rules or procedures shall comply with the requirements of Code Section 409A, including those with respect to the time when a deferral election may be made, the period of the deferral and the events that would result in the payment of the deferred amount.

13.2           Termination of Service.  Nothwithstanding anything to the contrary in this Plan, if any Award hereunder is subject to Code Section 409A, in the case of any amount payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A.

13.3           Timing of Payment to a Specified Employee.  If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death). The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Code Section 409A.

ARTICLE 14.                                RIGHTS OF PARTICIPANTS

14.1           Employment and Service.  Nothing in the Plan will confer upon any Participant any right to continue in the employ or Service of the Company or any Affiliate, or interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or Service at any time.

14.2           Participation.  No Employee, Consultant or Director will have the right to receive an Award under this Plan, or, having received any Award, to receive a future Award.

ARTICLE 15.                                AMENDMENT, MODIFICATION AND TERMINATION

15.1           Amendment, Modification and Termination.  The Committee may at any time and from time to time, alter, amend, modify or terminate the Plan in whole or in part.  The Committee will not, however, increase the number of Shares that may be issued or transferred to Participants under the Plan, as described in the first sentence of Section 4.1 (and subject to adjustment as provided in Sections 4.2 and 4.3).

Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Awards under the Plan.  The Committee will not, however, modify any outstanding Option so as to specify a lower Exercise Price, modify any outstanding SAR so as to specify a lower grant price, or cancel any Option or SAR granted under the Plan in conjunction with the grant of any new Option or SAR with a lower exercise price or grant price, or otherwise make any modification that would be treated under applicable accounting rules as a “repricing” without the approval of the Company's shareholders.  Notwithstanding the foregoing, no modification of an Award will materially alter or impair any rights or obligations under any Award already granted under the Plan, without the prior written consent of the Participant.

15.2 Adjustment of Awards Upon the Occurrence of Certain Events.

(a)
Equity Restructurings. If the outstanding Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a non-reciprocal transaction between the Company and its stockholders that causes the per Share fair value underlying an Award to change, such as stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have been granted prior to any such change. Any such adjustment in an outstanding Stock Option (or Stock Appreciation Right) shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Stock Option (or Stock Appreciation Right) but with a corresponding adjustment in the Exercise Price for each Share or other unit of any security covered by such Stock Option (or Stock Appreciation Right).

(b)
Reciprocal Transactions. The Committee may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Exercise Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the Shares resulting from any reciprocal transaction.

(c)
Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Company or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards. In case of an Award designed to qualify for the Performance-Based Exception (as defined in Code Section 162(m)), the Committee will take care not to make an adjustment that would disqualify the Award.

(d)
Fractional Shares and Notice. Fractional Shares resulting from any adjustment in Awards pursuant to this Section 15.2 may be settled in cash or otherwise as the Committee determines. The Company will give notice of any adjustment to each Participant who holds an Award that has been adjusted and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

15.3           Awards Previously Granted.  No termination, amendment or modification of the Plan will adversely affect in any material way any Award already granted, without the written consent of the Participant who holds the Award.

15.4           Compliance with Code Section 162(m).  Awards will comply with the requirements of Code Section 162(m), if the Committee determines that such compliance is desired with respect to an Award available for grant under the Plan.  In addition, if changes are made to Code Section 162(m) to permit greater flexibility as to any Award available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16.                                NONTRANSFERABILITY OF AWARDS.

Except as otherwise provided in a Participant's Award Agreement, no Option, SAR, Performance Share, Restricted Stock, or Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)).  All rights with respect to Performance Shares, Restricted Stock, Restricted Stock Units and other Stock Awards will be available during the Participant's lifetime only to the Participant or his or her guardian or legal representative.  Except as otherwise provided in a Participant's Award Agreement or in paragraph (a) below, all Options and SARs will be exercisable during the Participant's lifetime only by the Participant or his or her guardian or legal representative.  The Participant's beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the Participant's death.  The Committee may, in its discretion, require a Participant's guardian, legal representative or beneficiary to supply it with the evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to act on behalf of the Participant.

(a)
Notwithstanding the foregoing, with respect to any Nonstatutory Stock Options, each Participant shall be permitted at all times to transfer any or all of the Options, or, in the event the Options have not yet been issued to the Participant, the Company shall be permitted to issue any or all of the Options, to certain trusts designated by the Participant as long as such transfer or issuance is made as a gift (i.e., a transfer for no consideration, with donative intent), whether during lifetime or to take effect upon (or as a consequence of) his or her death, to his or her spouse or children.  Gifts in trust shall be deemed gifts to every beneficiary and contingent beneficiary, and so shall not be permitted under this paragraph (a) if the beneficiaries or contingent beneficiaries shall include anyone other than such spouse or children.  Transfers to a spouse or child for consideration, regardless of the amount, shall not be permitted under this Section.

(b)
Any Options issued or transferred under this Article 16 shall be subject to all terms and conditions contained in the Plan and the applicable Award Agreement.  If the Committee makes an Option transferable, such Option shall contain such additional terms and conditions, as the Committee deems appropriate.

ARTICLE 17.                                WITHHOLDING

17.1           Tax Withholding.  The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Plan.

17.2           Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, the Company may satisfy the minimum withholding requirement for supplemental wages, in whole or in part, by withholding Shares having a Fair Market Value (determined on the date the Participant recognizes taxable income on the Award) equal to the minimum withholding tax required to be collected on the transaction.  The Participant may elect, subject to the approval of the Committee, to deliver the necessary funds to satisfy the withholding obligation to the Company, in which case there will be no reduction in the Shares otherwise distributable to the Participant.

ARTICLE 18.                                INDEMNIFICATION

Each person who is or has been a member of the Committee or the Board, and any officer or Employee to whom the Committee has delegated authority under Section 3.1 or 3.2 of the Plan, will be indemnified and held harmless by the Company from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan.  Each such person will also be indemnified and held harmless by the Company from and against any and all amounts paid by him or her in a settlement approved by the Company, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Company an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

ARTICLE 19.                                SUCCESSORS

All obligations of the Company under the Plan or any Award Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation, or otherwise.

ARTICLE 20.                                BREACH OF RESTRICTIVE COVENANTS

An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches any competition, nonsolicitation or nondisclosure provisions contained in the Award Agreement, whether during or after termination of Service, the Participant will forfeit:

(a)           any and all Awards granted or transferred to him or her under the Plan, including Awards that have become Vested; and

(b)           the profit the Participant has realized on the exercise of any Awards, which is the difference between the Exercise Price of the Awards and the applicable Fair Market Value of the Shares (the Participant may be required to repay such difference to the Company).

ARTICLE 21.                                LEGAL CONSTRUCTION

21.1           Number.  Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

21.2           Severability.  If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

21.3           Requirements of Law.  The granting of Awards and the issuance of Share or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

21.4           Securities Law Compliance.  As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule.  To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

If at any time the Committee determines that exercising an Option or SAR or issuing Shares pursuant to an Award would violate applicable securities laws, the Option or SAR will not be exercisable, and the Company will not be required to issue Shares.  The Company may require a Participant to make written representations it deems necessary or desirable to comply with applicable securities laws.  No person who acquires Shares under the Plan may sell the Shares, unless he or she makes the offer and sale pursuant to an effective registration statement under the Exchange Act, which is current and includes the Shares to be sold, or an exemption from the registration requirements of the Exchange Act.

21.5           Awards to Foreign Nationals and Employees Outside the United States.  To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals or are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

21.6           Unfunded Status of the Plan.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation.  With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, the Participant's rights are no greater than those of a general creditor of the Company.  The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

21.7           Governing Law.  To the extent not preempted by federal law, the Plan and all agreements hereunder will be construed in accordance with and governed by the laws of the State of Minnesota.

21.8           Electronic Delivery and Evidence of Award.  The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party) all documents relating to the Plan or any Award hereunder (including, without limitation, any Award Agreement and prospectus required by the SEC) and all other documents that the Company is required to deliver to its securities holders (including, without limitation, annual reports and proxy statements).  In addition, evidence of an Award may be in electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.  Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book entry form in the name of the Participant.

21.9           No Limitation on Rights of the Company.  The grant of the Award does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

21.10           Participant to Have No Rights as a Shareholder.  Before the date as of which he or she is recorded on the books of the Company as the holder of any Shares underlying an Award, a Participant will have no rights as a shareholder with respect to those Shares.